As filed with the Securities and Exchange Commission on February 24, 2021

Registration No. 333-249060

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Delaware	5094	11-2464169
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2121 Rosecrans Avenue, Suite 6300

El Segundo, CA 90245

(310) 587-1477

(Address, Including Zip Code, and Telephone Number, Including Area

Code, of Registrant’s Principal Executive Offices)

Carol Meltzer

Executive Vice President, General Counsel and Secretary

2121 Rosecrans Avenue, Suite 6300

El Segundo, CA 90245

(310) 587-1477

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

With Copies to

Scott S. Rosenblum, Esq.

Abbe L. Dienstag, Esq.

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

(212) 715-9100

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(1)(2)(3)(4)	Proposed Maximum Aggregate Offering Price(1)(3)(4)	Amount of Registration Fee(1)(3)
Debt Securities(5)
Common Stock, par value $.01 per share(6)
Preferred Stock(7)
Rights(8)
Warrants(9)
Units(10)
Purchase Contracts(11)
Total			$150,000,000	$19,470(12)

(1)	Pursuant to General Instruction II.D of Form S-3, the amount to be registered, proposed maximum offering price per security, proposed maximum aggregate offering price and amount of registration fee have been omitted for each class of securities registered hereby.

(2)	The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) and reflects the maximum offering price of securities that may be issued, rather than the principal amount of any debt securities that may be issued at a discount.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	Excluding accrued interest, distributions and dividends, if any.

(5)	An indeterminate number of debt securities are covered by this registration statement. Debt securities may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase debt securities that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby.

(6)	An indeterminate number of shares of common stock are covered by this registration statement. Common stock may be issued (a) separately, (b) upon the exercise of warrants, rights or units to purchase common stock that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby. Shares of common stock issued upon conversion of securities will be issued without the payment of additional consideration.

(7)	An indeterminate number of shares of preferred stock are covered by this registration statement. Preferred stock may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase preferred stock that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby.

(8)	An indeterminate number of rights, representing rights to purchase any other securities registered hereby, are covered by this registration statement.

(9)	An indeterminate number of warrants, representing rights to purchase debt securities, common stock, preferred stock, or units (as shall be designated by the registrant at the time of the offering), each of which is registered hereby, are covered by this registration statement.

(10)	An indeterminate number of units that may consist of any combination of other securities registered hereby are covered by this registration statement.

(11)	An indeterminate number of purchase contracts for the purchase and sale of securities are covered by this registration statement.

(12)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

A-Mark Precious Metals, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-3 (File No. 333-249060) (as amended, this “Registration Statement”) to include a prospectus supplement relating to a currently proposed offering of securities from the amount proposed to be registered under this Registration Statement covering the offering, issuance and sale of shares of its common stock whose proceeds are intended to fund, in part, the cash portion of the purchase price for the acquisition of the shares of JM Bullion, Inc. that it does not already own and to provide for the resale by selling stockholders, if any, to be identified in the prospectus supplement, of shares of common stock.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 24, 2021

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Rights

Warrants

Units

Purchase Contracts

We may offer and sell from time to time our securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings, having an aggregate initial offering price of up to $150,000,000. The securities may be offered separately or together in any combination and as separate series.

We will provide specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest. This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

Our principal executive offices are located at 2121 Rosecrans Avenue, Suite 6300, El Segundo, California 90245, and our telephone number is (310) 587-1477.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “AMRK.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by securityholders. We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

In addition, selling stockholders named in a supplement to this prospectus may, from time to time, in one or more offerings, offer and sell shares of our common stock, which may be sold in a number of different ways and at varying prices. See “Selling Stockholders” and “Plan of Distribution”. We cannot predict when or in what amounts the selling stockholders may sell shares of our common stock, if at all. The prospectus supplement will contain more specific information about the offering by the selling stockholders and may add, update or change information contained in this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders.

Investing in our securities involves risks that are referenced in the “Risk Factors” section beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is [_], 2021

TABLE OF CONTENTS

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About This Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf process, we and/or selling stockholders, if any, may, from time to time, offer up to $150,000,000 aggregate public offering price of our debt securities, shares of common stock, shares of preferred stock, rights, warrants, units or purchase contracts, or combinations thereof, in one or more offerings. In this prospectus, we refer to our debt securities, shares of common stock, shares of preferred stock, rights, warrants, units and purchase contracts collectively as the “securities.” This prospectus provides you with a general description of the securities that we and any selling stockholders may offer. Each time this prospectus is used to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that offering. The prospectus supplement and any pricing supplement also may add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any pricing prospectus, together with additional information described and contained in the documents referred to under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We, and any selling stockholders, may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC’s web site or at the SEC’s offices referenced under the heading “Where You Can Find More Information.”

When we refer to “A-Mark”, “we,” “our,” “us” and the “Company” in this prospectus, we mean A-Mark Precious Metals, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Risk Factors

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, before making an investment decision. For more information see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Special Note Regarding Forward-Looking Statements

We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The words “anticipate,” “believe,” “may,” “estimate,” “expect,” and similar expressions, and variations of such terms or the negative of such terms, are intended to identify such forward-looking statements.

All forward-looking statements are subject to certain risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements.

Important factors that could cause or contribute to such difference include those referenced under “Risk Factors” in this prospectus and any accompanying prospectus supplement and in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K incorporated by reference into this prospectus. You should not place undue reliance on such forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the information referenced under the heading “Risk Factors.”

About A-Mark Precious Metals, Inc.

We are a full-service precious metals trading company and wholesaler of gold, silver, platinum and palladium bullion and related products. Our global customer base includes sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, and e-commerce and other retail customers. We conduct our operations through three complementary segments: Wholesale Trading & Ancillary Services, Secured Lending, and Direct Sales.

We operate several business units in our Wholesale Trading & Ancillary Services segment, including Industrial, Coin and Bar, Trading and Finance, Storage, Logistics, and the Mint. Our Industrial unit services manufacturers and fabricators of products utilizing precious metals, while our Coin and Bar unit deals in over 200 different products for distribution to dealers and other qualified purchasers. As a U.S. Mint-authorized purchaser of gold, silver and platinum coins, we purchase bullion products directly from the U.S. Mint for sale to customers. We also have distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa and the United Kingdom. Through our Transcontinental Depository Services subsidiary, we provide customers with a variety of managed storage options for precious metals worldwide. Through our A-M Global Logistics subsidiary, we provide customers an array of complementary services, including receiving, handling, inventorying, processing, packaging and shipping of precious metals and custom coins on a secure basis. We also hold a majority stake in a joint venture that owns the minting operations known as SilverTowne Mint, which designs and produces minted silver products which provide greater product selection to customers, price stability within the supply chain as well as more secured access to silver during volatile market environments.

We operate our Secured Lending segment through our wholly-owned subsidiaries, Collateral Finance Corporation (CFC) and AM Capital Funding, LLC (AMCF). Founded in 2005, CFC is a licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors. AMCF was formed in 2018 for the purpose of securitizing eligible secured loans of CFC.

We operate our Direct Sales segment primarily through our wholly-owned subsidiary Goldline Inc., a direct retailer of precious metals for the investor community.

Our strategy continues to focus on growth, including the volume of our business, our geographic presence, and the scope of complementary products, services, and technological tools that we offer to our customers. We intend to promote our growth by leveraging off the strengths of our existing integrated operations: the depth of our customer relationships; our access to market makers, suppliers and government mints and other mints; our trading systems in the U.S. and Europe; our expansive precious metals dealer network; our depository relationships around the world; our knowledge of secured lending; our logistics capabilities; our trading expertise; and the quality and experience of our management team.

We were incorporated in Delaware in 2013. Our principal executive offices are located at 2121 Rosecrans Avenue, Suite 6300, El Segundo, California 90245, and our telephone number is (310) 587-1477.

Use of Proceeds

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including repayment or reduction of long-term and short-term debt, capital expenditures, working capital, acquisitions and business combinations. We may temporarily invest funds that we do not immediately require in marketable securities.

The selling stockholders, if any, will receive all of the proceeds from the sale from time to time under this prospectus and any accompanying prospectus supplement of their shares of common stock. We will not receive any proceeds from sales by the selling stockholders.

Description of Debt Securities

We may offer secured or unsecured debt securities, which may be convertible. Our debt securities will be issued under an indenture to be entered into between us and a trustee. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables of our subsidiaries, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

We have summarized certain general features of the debt securities from the indenture. A form of indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

·	title and aggregate principal amount;

·	whether the securities will be senior or subordinated;

·	applicable subordination provisions, if any;

·	conversion or exchange into other securities;

·	whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

·	percentage or percentages of principal amount at which such securities will be issued;

·	maturity date(s);

·	interest rate(s) or the method for determining the interest rate(s);

·	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

·	redemption (including upon a “change of control”) or early repayment provisions;

·	authorized denominations;

·	form;

·	amount of discount or premium, if any, with which such securities will be issued;

·	whether such securities will be issued in whole or in part in the form of one or more global securities;

·	identity of the depositary for global securities;

·	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

·	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

·	any covenants applicable to the particular debt securities being issued;

·	any defaults and events of default applicable to the particular debt securities being issued;

·	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

·	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

·	securities exchange(s) on which the securities will be listed, if any;

·	whether any underwriter(s) will act as market maker(s) for the securities;

·	the extent to which a secondary market for the securities is expected to develop;

·	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

·	provisions relating to covenant defeasance and legal defeasance;

·	provisions relating to satisfaction and discharge of the indenture;

·	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

·	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies and acceptable to the trustee.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction. The indenture provides that we and the trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities, and any transaction contemplated thereby.

Description of Capital Stock

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our second amended and restated articles of incorporation, as amended, and our amended and restated bylaws, each of which are incorporated by reference as an exhibit to the registration statement which includes this prospectus. The terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer. The terms of any common stock or preferred stock we offer under a prospectus supplement may differ from the terms we describe below, in which event we will describe the particular terms of any series of these securities in more detail in such prospectus supplement.

Authorized Capitalization

Under our second amended and restated articles of incorporation, as amended, our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2020, there were (i) 7,031,500 shares of common stock issued and outstanding, and (ii) no shares of preferred stock outstanding.

Common Stock

Voting Rights

The holders of shares of common stock shall be entitled to one vote for each share so held with respect to each matter voted on by our stockholders. There is no cumulative voting.

Dividends

Dividends may be paid on the common stock as and when declared by our board of directors.

Liquidation Rights

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive, pro rata, our remaining assets available for distribution.

Other Rights

Holders of our common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “AMRK.”

Preferred Stock

Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

·	the designation of the series;

·	the number of shares of the series;

·	the voting rights, if any, of the holders of the series; and

·	the preferences and relative, participating, optional or other special rights, if any, of the series, and any qualifications, limitations or restrictions applicable to such rights.

A prospectus supplement will describe the terms of any series of preferred stock being offered, including:

·	the designation of the shares and the number of shares that constitute the series;

·	the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock and the payment date of dividends;

·	the dividend periods (or the method of calculation thereof);

·	the date from which dividends on the preferred stock shall accumulate, if applicable;

·	the voting rights of the shares;

·	the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

·	whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

·	whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

·	whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

·	the provision of a sinking fund, if any, for the preferred stock;

·	whether the shares of the series of preferred stock will be listed on a securities exchange;

·	the transfer agent for the series of preferred stock;

·	any special United States federal income tax considerations applicable to the series; and

·	any other preferences and rights and any qualifications, limitations or restrictions of the preferences and rights of the series.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by applicable law.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by applicable law. We are also expressly authorized, under our amended and restated certificate of incorporation and our amended and restated bylaws, to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers. We are also authorized under our amended and restated certificate of incorporation to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Anti-takeover Effects of Certain Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and our amended and restated by-laws contain certain anti-takeover provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control without negotiating with our Board. Such provisions could limit the price that certain investors might be willing to pay in the future for our securities. Certain of such provisions allow us to issue preferred stock with rights senior to those of the common stock, or impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions.

Description of Rights

General

We may issue rights to purchase any of the other securities offered hereby. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

·	the title of such rights;

·	the securities for which such rights are exercisable;

·	the exercise price for such rights;

·	the number of such rights issued to each shareholder;

·	the extent to which such rights are transferable;

·	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

·	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

·	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

·	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

·	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such amount of securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Description of Warrants

We may issue warrants to purchase any of our debt securities, common stock, preferred stock, or units. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement, to be entered into between us and a warrant agent specified in a prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We will set forth further terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

·	the title of the warrants;

·	the aggregate number of the warrants;

·	the number and type of securities purchasable upon exercise of the warrants;

·	the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

·	the date, if any, on and after which the warrants and the related securities will be separately transferable;

·	the price at which each security purchasable upon exercise of the warrants may be purchased;

·	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

·	the minimum or maximum amount of the warrants which may be exercised at any one time;

·	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

·	any other material terms of the warrants.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more constituent securities offered hereby. The applicable prospectus supplement will describe:

·	the terms of the units and of the constituent securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

·	a description of the terms of any unit agreement governing the units; and

·	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Description of Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity’s, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

·	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

·	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

·	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

·	any provisions relating to any security provided for the purchase contracts;

·	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

·	whether the purchase contracts are to be prepaid or not;

·	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

·	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

·	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

·	whether the purchase contracts will be issued in fully registered or global form; and

·	any other terms of the purchase contracts and any securities subject to such purchase contracts.

Selling Stockholders

This prospectus also relates to the offer and resale of shares of our common stock from time to time by our stockholders, if any, who will be identified in a supplement to this prospectus, whom we refer to in this prospectus as the “selling stockholders”. The prospectus supplement will include a table setting forth certain information with respect to each of the selling stockholders, including (i) the identity of the selling stockholders, (ii) the number of shares of our common stock beneficially owned by the selling stockholders before the offering, (iii) the number of shares of our common stock being offered by the selling stockholders in the offering, and (iv) the number and percentage of shares of our common stock beneficially owned by the selling stockholders upon completion of the offering, assuming that all of the shares being offered are sold. The footnotes accompanying the table will provide additional information regarding the nature of any position, office or other material relationship that selling stockholders have had with us within the past three years.

Plan of Distribution

We and/or the selling stockholders may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

We and/or the selling stockholders may distribute the securities from time to time in one or more transactions:

·	at a fixed price or prices, which may be changed;

·	at market prices prevailing at the time of sale;

·	at prices related to such prevailing market prices;

·	at negotiated prices; or

·	in such other manner as may be described in the applicable prospectus supplement.

The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement.

We and/or the selling stockholders may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, or the purchasers of securities for whom the underwriters may act as agents, we and/or the selling stockholders may compensate underwriters in the form of underwriting discounts or commissions. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and/or the selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we may do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we may agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our or its obligations, the pledgees or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us and/or the selling stockholders in the ordinary course of business for which they receive compensation.

Legal Matters

Kramer Levin Naftalis & Frankel LLP, New York, New York, will provide us with opinions relating to certain matters in connection with offerings under this prospectus from time to time.

Experts

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.

We also maintain a website that contains additional information about us at https://www.amark.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and some information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, whether filed before or after the effectiveness of the registration statement of which this prospectus is a part (but excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations):

·	our annual report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on September 14, 2020;

·	our quarterly reports on Form 10-Q for the fiscal quarter ended September 30, 2020 filed with the SEC on November 12, 2020, and for the fiscal quarter ended December 31, 2020, filed with the SEC on February 10, 2021;

·	our current reports filed on August 18, 2020, September 9, 2020, November 3, 2020 and February 11, 2021, excluding in each case any information furnished under Item 2.02 or 7.01 thereof;

·	our definitive proxy statement on Schedule 14A for our 2020 annual meeting of stockholders, filed with the SEC on September 18, 2020; and

·	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on March 11, 2014, including any amendment or report filed for the purpose of updating such description.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.

You may request a copy of these filings and any or all of the documents referred to above that have been incorporated by reference into this prospectus at no cost, by writing or telephoning us at the following address:

A-Mark Precious Metals, Inc.
2121 Rosecrans Avenue, Suite 6300
El Segundo, California 90245
(310) 587-1477
Attn: General Counsel

You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated February 24, 2021

Preliminary Prospectus Supplement
(to Prospectus dated [·])

2,800,000 Shares

Common Stock

We are offering 2,500,000 shares of our common stock, par value $0.01 per share, and the selling stockholders identified in this prospectus supplement are offering an aggregate of 300,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “AMRK.” On February 23, 2021, the last reported sale price of our common stock as reported on Nasdaq was $27.97.

Investing in our common stock involves a high degree of risk. Before buying any common stock, you should read the discussion of material risks of investing in our common stock in the section entitled “Risk Factors” beginning on page S-18 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

		Per Share		Total
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds to Us (before expenses)	$		$
Proceeds to Selling Stockholders (before expenses)	$		$

_______________

(1) See “Underwriting” beginning on page S-69 for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 420,000 shares of common stock at the public offering price per share, less the underwriting discounts and commissions, to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of common stock will be ready for delivery on or about                , 2021.

D.A. Davidson & Co.	Roth Capital Partners

CIBC Capital Markets

The date of this prospectus supplement is [·], 2021.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement (No. 333-249060) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the registration statement, we registered the offering of up to $150,000,000 of debt securities, common stock, preferred stock, rights, warrants, units and purchase contracts, including common stock that may be offered by certain of our stockholders, for sale from time to time in one or more offerings. This prospectus supplement provides specific information about the offering by us of 2,500,000 shares of our common stock, and the sale by the selling stockholders identified in this prospectus supplement of an aggregate of 300,000 shares of our common stock, under the shelf registration statement, in addition to information concerning the over-allotment option granted by us. This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus or the documents incorporated herein by reference, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by us or on our behalf. We and the selling stockholders have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with the offering, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” on page S-76 of this prospectus supplement.

INDUSTRY AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus include industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Statements as to our ranking, market position and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s good faith estimates and assumptions about our markets and our internal research. Although industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, we have not, and the underwriters have not, independently verified such third-party information. Although we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. While we are not aware of any misstatements regarding our market, industry or similar data presented herein, this data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Glossary

Unless we otherwise indicate, or unless the context requires otherwise, any references in this prospectus supplement to the following key business terms have the respective meaning set forth below:

With respect to A-Mark:

·	“Active Goldline Customers” means customers of Goldline that have made a purchase during the period.

·	“Gold ounces sold” means the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.

·	“Goldline Average Order Value” means the dollar value of the average order size of all orders (excluding accumulation program orders) delivered to the customer during the period.

·	“Inventory Turnover” means the cost of sales divided by the average inventory for the period presented, excluding precious metals held under financing arrangements, which are not classified as inventory on the consolidated balance sheets.

·	“Number of Secured Loans” means the number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

·	“Silver ounces sold” means the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.

·	“Total Goldline Customers” means the aggregate number of customers who have made a purchase from Goldline since inception.

·	“Value of Secured Loans” means the amount of the outstanding secured loans (principal and interest) to customers that are primarily collateralized by precious metals at the end of the period.

·	“Wholesale Ticket Volume” means the number of wholesale orders processed during the period.

With respect to JM Bullion:

·	“Average Order Value” means the dollar value of the average order size of all orders placed across all the JM Bullion websites during the period.

·	“Gold ounces sold” means the ounces of gold product sold to customers during the period across all the JM Bullion websites.

·	“Number of orders processed” means the total number of orders placed by customers during the period across all the JM Bullion websites.

·	“Number of Total Customers” means the aggregate number of customers across all the JM Bullion websites since JM Bullion’s inception.

·	“Number of New Customers” means customers that have registered on one of the JM Bullion websites or made a purchase as a guest on one of the JM Bullion websites for the first time during the period.

·	“Number of Active Customers” means customers that have made a purchase during the period on one of the JM Bullion websites.

·	“Silver ounces sold” means the ounces of silver product sold to customers during the period across all the JM Bullion websites.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our business and this offering and may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus carefully, including the information set forth under the section entitled “Risk Factors” in this prospectus supplement and in our Form 10-K and Form 10-Qs filed with the SEC under the Securities Exchange Act of 1934, as well as our financial statements and related notes, which are included or incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other documents incorporated by reference, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

Unless the context requires otherwise, when used in this prospectus supplement, references to the terms “A-Mark,” “the Company,” “we,” “us,” “our” and similar terms, refer to A-Mark Precious Metals, Inc. and its wholly owned subsidiaries on a consolidated basis, unless we state or the context implies otherwise. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts are presented in, U.S. Dollars. Except where we or the context otherwise indicate, the information presented in this prospectus supplement assumes that the underwriters will not exercise their over-allotment option.

Except as otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “pro forma” or “on a pro forma basis” refer to giving pro forma effect to the items described in “Unaudited Pro Forma Financial Data,” including the pending acquisition of JM Bullion, Inc. and this offering and the use of proceeds received by us from this offering.

Our Mission

We are committed to building the largest vertically integrated platform for precious metal products worldwide.

Our Company

We are a leading wholesaler and retailer of gold, silver, platinum and palladium bullion and related products. We have a 35-year direct relationship with the United States Mint, other major sovereign mints and several private mints to source precious metal products. We sell these products to our global customer base, which includes e-commerce and retail precious metals dealers, refiners, financial institutions, industrial users, retail customers, investors and collectors. We support our customer base with a suite of complementary services, including financing, hedging, repurchasing, lending, receiving, handling, storing, inventorying, processing, packaging and shipping precious metals and custom coins on a secure basis. In addition, we have made strategic investments in three ecommerce precious metals retailers, one of which is JM Bullion. We also own a 69% ownership interest in AM&ST Associates, LLC, referred to as AMST, a joint venture between the Company and SilverTowne, L.P. that provides us with proprietary minted silver products, as well as a 31% interest in Sunshine Minting, Inc., a leading manufacturer of precious metals mint products.

For the six months ended December 31, 2020, we had sales of approximately $3.38 billion and net income of approximately $32.0 million. For our fiscal year ended June 30, 2020, we had sales of approximately $5.46 billion, and net income of approximately $30.5 million.

Acquisition of JM Bullion, Inc.

JM Bullion, Inc. (“JM Bullion”) commenced operations in September 2011, with the goal of making the online purchase and sale of precious metals products easy and transparent. Today, JM Bullion is a leading e-commerce retailer providing access to a broad array of gold, silver, copper, platinum, and palladium products through its own websites and marketplaces. JM Bullion owns and operates three separately branded websites targeting specific segments within the precious metals market, including JMBullion.com, ProvidentMetals.com, and Silver.com, and two websites, GoldPrice.org and SilverPrice.org that publish data on precious metal and cryptocurrency pricing and generate leads for its other websites. As of December 31, 2020, JM Bullion had approximately 1.3 million total customers and approximately 300,000 active customers. JM Bullion also repurchases precious metal products from customers. Customers transact a repurchase either online or by phone, and receive payment following JM Bullion’s receipt of the products being repurchased and confirmation of their authenticity. JM Bullion repurchased product for approximately $220 million in calendar 2020.

We have been an investor in JM Bullion since 2014 and currently own 20.53% of its outstanding shares. JM Bullion is a significant customer, and we have historically accounted for our investment under the equity method, under which we adjust the carrying value of our investment for our proportionate share of JM Bullion’s earnings or losses, with the corresponding share of earnings or losses reported in other income (expense), net in our statements of income. Our Chief Executive Officer, Greg Roberts, has served as a member of the board of directors of JM Bullion since 2017.

On February 8, 2021, we entered into an agreement to purchase the remaining 79.47% ownership interests in JM Bullion for a purchase price of approximately $138.3 million to be paid in cash and stock, subject to adjustment as described below. We expect to fund the majority of the cash portion of the purchase price of this acquisition with the proceeds to us from this offering.

During calendar 2020, our net sales to JM Bullion were approximately $1.05 billion, corresponding to approximately 70% of the products sold by JM Bullion during this period. We also ship directly to JM Bullion’s customers some of the products that they purchase from us and provide JM Bullion with certain logistical services with respect to its buyback program.

In calendar 2020, JM Bullion achieved these milestones:

·	In excess of 300,000 new customers, an approximate 167% year-over-year increase (excluding the 225,397 new customers acquired in 2019 through the purchase of certain assets related to ProvidentMetals.com);

·	In excess of 300,000 active customers, an approximate 73% year-over-year increase;

·	Nearly 800,000 orders, an approximate 72% year-over-year increase;

·	Approximately $1,900 in average order value, an approximate 36% year-over-year increase;

·	In excess of 500,000 ounces of gold product sold, an approximate 172% year-over-year increase; and

·	In excess of 21 million ounces of silver product sold, an approximate 117% year-over-year increase.

Our Business

We are a leading fully integrated precious metals platform. We conduct our operations through three complementary segments: Wholesale Sales & Ancillary Services, Direct Sales and Secured Lending.

Wholesale Sales & Ancillary Services

We are a leader in the distribution and purchase of precious metal products from sovereign and private mints. Since 1986, we have been authorized to directly purchase gold and silver bullion coins struck by the United States Mint. Similar arrangements have been made with other major sovereign mints offering bullion coins and bars internationally. Those mints include the Australian (Perth) Mint, the Austrian Mint, the Royal Canadian Mint, the China Mint, Banco de Mexico, the South African Mint (Rand Refinery) and the Royal Mint (United Kingdom). We sell over 200 different products to ecommerce retailers, coin and bullion dealers and other qualified purchasers such as financial institutions, brokerages, and collectors. In addition, we sell precious metal products to industrial clients including metal refiners, manufacturers and electronic fabricators. We also engage in commodity hedging as well as borrowing and lending transactions on behalf of our clients. We operate an overseas office in Vienna, Austria for the purpose of marketing our goods and services to international markets.

We provide our clients with complementary services such as managed storage options for precious metals as well as receiving, handling, inventorying, processing, packaging and shipping of precious metals and coins on a secure basis. Those services are rendered through our subsidiaries Transcontinental Depository Services, referred to as TDS, and A-M Global Logistics, respectively. TDS contracts on behalf of our clients with independent secure storage facilities in the United States, Canada, Europe, Singapore and Hong Kong, for either fully segregated or allocated storage.

We also hold equity interests in two private minting operations, SilverTowne Mint and Sunshine Mint. These mint relationships produce high quality silver products that assist with our overall supply and help increase gross margins.

Direct Sales

We operate our Direct Sales segment primarily through our wholly-owned subsidiary Goldline Inc., a direct retailer of precious metals for the investor community. Goldline markets its precious metal products on television, radio, and the internet, as well as through telephonic sales efforts. Goldline owns a 50% interest in a subsidiary which acquires precious metals from retail customers in order to diversify its supply chain and offer additional product offerings to its customers.

Secured Lending

We operate our Secured Lending segment through our wholly owned subsidiaries, Collateral Finance Corporation, referred to as CFC, and AM Capital Funding, LLC, referred to as AMCF. CFC is a licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. AMCF, a wholly owned subsidiary of CFC and a special purpose entity, was formed in 2018 for the purpose of securitizing eligible secured loans of CFC. In September 2018, AMCF issued Secured Senior Term Notes totaling $72.0 million and Secured Subordinated Term Notes totaling $28.0 million as part of a securitization transaction.

Our Competitive Strengths

We believe that we have a number of competitive strengths that will enable us to maintain and expand our position as a leading wholesaler and retailer of precious metals products.

·	Leading Vertically Integrated Retailer and Wholesaler of Precious Metals. We are one of the largest retailers and wholesalers of precious metal products. In calendar 2020, we shipped nearly 2.4 million ounces of gold and over 100 million ounces of silver. We have long-standing relationships with our global customer base, which includes retail customers and investors, e-commerce and retail precious metals dealers, refiners, financial institutions, industrial users, and collectors.

·	Long-Standing Relationships with the United States Mint and other Sovereign Mints. We have been working with the United States Mint for over 35 years. This authorized purchaser/distributor relationship allows us to secure product on a consistent and timely basis. We have similar relationships with other major sovereign mints offering bullion coins and bars internationally. We also have ownership interests in two private mints, SilverTowne and Sunshine Mint, which allows us to help meet demand in times of tight supply. We believe these relationships allow us to secure product at competitive prices and deliver value to our customers.

·	Ability to cost effectively acquire and retain new customers. Following the acquisition of JM Bullion, we will have over 300,000 active customers on the JM Bullion platform and approximately 8,000 active Goldline customers. JM Bullion’s business model has a demonstrated ability to acquire customers on a cost-effective basis, with an average customer acquisition cost in calendar 2020 of under $20.00 per new user. With an average order value in calendar 2020 of nearly $2,000, the average customer of JM Bullion is profitable on their first order. Our company culture is based on customer service, which we believe helps us retain our customers and over time, expand the level of business we conduct with them.

·	A-Mark’s platform is positioned for long-term growth. We believe our vertically integrated business model differentiates us from our competition and, when combined with our strong relationships with mints and other counterparties and a strong balance sheet, provides a significant competitive advantage relative to our competitors. Although our revenues and profitability have fluctuated over the past several years due to market cycles, and will likely continue to fluctuate in the future, we believe our business model will allow us to capture additional market share and generate more revenues and be more profitable over the long term.

·	Our experienced team is aligned with stockholders to continue executing on the plan. Our executive management team has worked together for numerous years and has significant experience within the precious metals market. Our Chief Executive Officer, Greg Roberts, has worked for A-Mark or its predecessor entities for 30 years and has over 40 years’ experience in the precious metals market. Our President, Thor Gjerdrum, has worked at A-Mark since 2002, and our Chief Operating Officer, Brian Aquilino, has worked at A-Mark since 2000. In addition, our executive management team and board of directors collectively owned approximately 40% of the Company’s common stock immediately prior to this offering, which we believe aligns their interests with those of our stockholders. Following the acquisition of JM Bullion, JM Bullion’s shareholders will own approximately 1.0 million shares of our common stock which are subject to a nine month lock-up agreement. In addition, upon the closing of the JM Bullion acquisition, Michael Wittmeyer, the Chief Executive Officer of JM Bullion, and Kendall Saville, a significant current stockholder of JM Bullion, will be appointed to our board of directors.

Our Growth Strategy

We believe we are well positioned to drive growth and profitability over the long term by executing on the following strategies:

·	Continue to grow direct-to-consumer brands. Following the acquisition of JM Bullion, we will fully own six unique direct-to-consumer brands and will have minority ownership interests in two additional direct-to-consumer brands. Each of these brands has a differentiated market positioning and target customer demographic, which allows us to tailor our merchandising, pricing and advertising strategies to maximize the growth and profitability of each brand. We plan to continue to invest in new retail customers as well as focus on retaining our existing customers to drive the future growth of our direct sales operating segment.

·	Cross sell existing A-Mark products and services to JM Bullion customers. As of December 31, 2020, JM Bullion had over 1.3 million total customers and 300,000 active customers. We believe there is a significant opportunity to offer new products and services provided by A-Mark to this customer base, including new, proprietary minted precious metals products, secure storage and logistics and product repurchases.

·	Leverage minting capabilities to sell additional proprietary products. We have long-standing relationships with the United States Mint and other major international sovereign mints, and also have ownership interests in two private mints, SilverTowne and Sunshine Minting. Although we already leverage our relationships with these mints to offer proprietary products to our wholesale and direct-to-consumer customers, the acquisition of JM Bullion will provide us with a significantly larger direct-to-consumer customer base, allowing us to increase the number of proprietary products we design, source and ultimately sell. These proprietary products typically generate higher profit margins than non-proprietary products.

·	Expand Global Footprint. We currently serve customers on five continents, with over 10% of our customers located outside the United States as of December 31, 2020. Although the significant majority of our current sales are to customers located in the United States, we believe there is a meaningful opportunity to expand our capabilities to allow us to offer additional products and services to customers in Canada, Europe and Asia by leveraging our expanded online channels following the proposed acquisition and current distribution network.

·	Leverage Technology to Deliver New Products and Increased Services to Customers. We are dedicating significant time and resources to enhance our technology platform and capabilities across all aspects of our business and believe the acquisition of JM Bullion and the addition of their technology team will help enhance these efforts. We intend to develop new digital products that will allow customers to more easily buy, sell, and store physical metal products through a mobile interface. We also intend to continue to improve our customer interfaces to allow more seamless order processing, better cross-selling of products and services across our business units, and increasing our new customer targeting and acquisition strategies.

·	Pursue Strategic Investments and Acquisitions. Since our initial investment in JM Bullion in 2014, we have acquired Goldline, made minority investments in two additional direct-to-consumer precious metals retailers, acquired a majority interest in AMST and a minority interest in Sunshine Minting. We intend to continue to evaluate new investment and acquisition opportunities that allow us to broaden our product offerings, allow us to better serve our existing customer base, enter new geographic regions or target new customer demographics.

The Precious Metals Market

The precious metals market encompasses the sale of gold, silver, platinum, palladium and copper products produced by sovereign and private mints. Minted products include coins, which are produced by sovereign mints and carry a legal tender status; rounds, which are produced by private mints and unlike coins, do not carry a legal tender status; and bars, which are primarily produced by private mints. These products are valued based on the spot value of the underlying metal plus a premium based on the type of product, the mint that produced the product or any number of other factors.

The size of the precious metals market is difficult to quantify. According to the World Gold Council, as of December 31, 2020, there were approximately 44,400 tonnes of gold held for investment worldwide, which based on the current market value of gold represents approximately $2.8 trillion. According to the Silver Institute’s World Silver Survey, as of December 31, 2018, there were approximately 2.5 billion ounces of silver held for investment worldwide, which based on the current market value of silver represents approximately $67.6 billion.

Demand for precious metals has been historically driven by investors that view them as long-term stores of value and hedges against inflation. Many precious metals investors are also attracted to owning assets they can physically possess and transport as desired. The rise of exchange-traded funds, or ETFs, have also made it easier for investors to gain financial exposure to precious metals without needing to take physical possession. Although many investors prefer the ease of buying and selling ETFs, the expense ratios of ETFs are often higher than the cost of securely storing physical metal, making them less attractive to sophisticated precious metals investors.

Investors that seek to buy physical precious metals products traditionally acquired them through investment advisors and brick and mortar retailers. More recently, however, e-commerce precious metals retailers have become more prominent as they offer investors the ability to buy and sell products anytime and anywhere, are able to offer a much broader assortment of inventory and can offer fast and secure shipping and delivery options.

JM Bullion Acquisition Terms

On February 8, 2021, we entered into a stock purchase agreement with the stockholders of JM Bullion for the acquisition of the 79.47% ownership interest in JM Bullion that we do not currently own.

The purchase price is approximately $138.3 million, consisting of approximately $103.7 million in cash and $34.6 million in common stock of the Company, valued at $28.96 per share, representing the volume weighted average of the trading prices of A-Mark common stock for the 30 trading days immediately preceding the announcement of the transaction, in each case subject to adjustment.  The cash portion of the purchase price will be reduced by an amount equal to 20.53% of the amount of a cash redemption to be made by JM Bullion to its stockholders, other than us, prior to the acquisition.  In addition, the stock portion of the purchase price will be reduced such that no single stockholder of JM Bullion will own more than 4.8% of the Company’s common stock immediately following the acquisition. If the stock consideration of a selling JM Bullion stockholder is reduced, the cash consideration payable to that stockholder will be increased by an amount equal to 65% of the value of the decrease in stock consideration.  It is currently anticipated that the amount of the JM Bullion dividend will be approximately $59.0 million, and that the stock consideration will be reduced by approximately $4.8 million, so that the cash consideration payable by us in the acquisition is anticipated to be approximately $94.7 million, and we expect to issue to JM Bullion stockholders approximately 1.0 million shares of our common stock. Following consummation of this offering and the JM Bullion acquisition, approximately 10.8 million shares of our common stock are anticipated to be outstanding. Under the terms of the stock purchase agreement, $5.5 million of the cash portion of the purchase price will be retained in escrow and will be available to secure payment of amounts due in respect of any purchase price adjustments, and to satisfy the indemnification and identified tax matters obligations of the selling JM Bullion stockholders under the agreement.

We currently anticipate closing the acquisition during the third quarter of our fiscal 2021, although there can be no assurance that the acquisition will close when anticipated, or at all. The acquisition is subject to customary closing conditions and to the condition that we are able to consummate an offering of our common stock to finance the acquisition. However, the completion of this offering is not contingent upon the completion of the JM Bullion acquisition. We intend to finance a majority of the cash portion of the purchase price with the net proceeds received by us from this offering.  In the event that we terminate the stock purchase agreement because of our inability to consummate the offering, we will be required to pay a $1.2 million break-up fee to the selling JM Bullion stockholders. If the JM Bullion acquisition is not completed, we intend to use the net proceeds received by us from this offering for general corporate purposes. See “Use of Proceeds.”

Upon the closing of the JM Bullion acquisition, Michael Wittmeyer, the Chief Executive Officer of JM Bullion, and Kendall Saville, a significant current stockholder of JM Bullion, will be appointed to our board of directors. We have also agreed to register for resale under the federal securities laws approximately [·] shares of our common stock that will be acquired by certain of the JM Bullion stockholders in the transaction, and which they will be permitted to resell following a nine-month lockup period.

Corporate Matters

We were incorporated in Delaware in 2013. Our principal executive offices are located at 2121 Rosecrans Ave. Suite 6300, El Segundo, CA 90245, and our main telephone number is (310) 587-1477. Our website address is www.amark.com. None of the information on, or accessible through, our website or any other website identified herein is incorporated in or constitutes a part of, this prospectus supplement, and the inclusion of any website address in this prospectus supplement is an inactive textual reference only.

The Offering

Common stock to offered	2,500,000 shares to be offered by us, and 300,000 shares to be offered by the selling stockholders.

Option to purchase additional shares	We have granted the underwriters a 30-day option to purchase up to 420,000 additional shares of our common stock to cover over-allotments, if any.

Common stock to be outstanding upon completion of this offering	9,631,462 shares (or 10,051,462 shares, assuming that the underwriters’ option is exercised in full).

Use of proceeds

We estimate that the net proceeds to us from this offering of common stock, after deducting the underwriting discounts and the payment of estimated expenses related to this offering, will be approximately $[·] (or approximately $[·] if the underwriters’ option to purchase additional shares is exercised in full). We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

We currently intend to use the net proceeds we receive from this offering to fund a portion of the consideration payable in connection with the acquisition of JM Bullion. If the acquisition of JM Bullion is not consummated for any reason, proceeds from this offering will be used for general corporate purposes. See “Use of Proceeds.”

Nasdaq Global Select Market symbol	“AMRK”

Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-18 and all other information in this prospectus supplement and the accompanying prospectus and in documents incorporated by referenced before making a decision to invest in our common stock.

* * *

The number of shares of our common stock to be outstanding after this offering is based on 7,131,462 shares of common stock outstanding as of December 31, 2020, and excludes: (i) 1,195,374 shares of our common stock issuable upon the exercise of options to purchase our common stock under our 2014 Stock Award and Incentive Plan, at a weighted-average exercise price of $12.63 per share; and (ii) 188,664 shares of our common stock reserved for future issuance under this plan.

Unless we specifically state otherwise, all information in this prospectus supplement, including the number of shares that will be outstanding after this offering: (i) assumes and reflects no exercise of options outstanding as of December 31, 2020; and (ii) assumes no exercise by the underwriters of their option to purchase 420,000 additional shares of our common stock to cover over-allotments, if any.

Summary Historical and Pro Forma Financial Data

Summary Historical Information of A-Mark

The following tables present our summary consolidated financial data for the periods ended and as of the dates indicated below. Our fiscal year end is June 30 each year.

The summary historical consolidated statement of income data for the fiscal years ended June 30, 2020 and June 30, 2019, the consolidated balance sheet data as of June 30, 2020 and June 30, 2019 and the consolidated statements of cash flows data for the fiscal years ended June 30, 2020 and June 30, 2019 have been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which is incorporated in this prospectus supplement by reference. The consolidated statement of income data for the six months ended December 31, 2020 and December 31, 2019, the consolidated balance sheet data as of December 31, 2020 and the consolidated statements of cash flow data for the six months ended December 31, 2020 and December 31, 2019 have been derived from our unaudited interim condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020, which is incorporated in this prospectus supplement by reference. The unaudited interim condensed consolidated financial statements, in the opinion of our management, include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position and results of operations as of the dates and for the periods indicated.

The unaudited statement of income and statement of cash flow data for the twelve months ended December 31, 2020 has been derived by (i) taking A-Mark’s consolidated statement of income and consolidated statement of cash flow data for the fiscal year ended June 30, 2020, (ii) subtracting A-Mark’s consolidated statement of income and consolidated statement of cash flow data for the six months ended December 31, 2019, and (iii) adding A-Mark’s consolidated statement of income data and consolidated statement of cash flow data for the six months ended December 31, 2020. This presentation has been prepared in connection with this offering and for other internal purposes, and is not prepared in the ordinary course of A-Mark’s financial reporting and has not been audited or reviewed by A-Mark’s independent auditors.

The summary historical consolidated financial data has been prepared in accordance with GAAP. Our historical results are not necessarily indicative of our future performance and interim results are not necessarily indicative of the results to be expected for the full year or any future period.

The information set forth below should be read in conjunction with the sections of this prospectus supplement entitled “Use of Proceeds” and “Capitalization,” and our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020, which are incorporated by reference in this prospectus supplement.

	Twelve Months Ended December 31,	Six Months Ended December 31,		Fiscal Year Ended June 30,
Stated in $ ‘000’s except share and per share data	2020	2020	2019	2020	2019
Statement of Income Data
Revenues	$6,309,350	$3,384,860	$2,536,604	$5,461,094	$4,783,157
Gross Profit	105,398	54,896	16,471	66,973	31,958
Selling, General and Administrative Expenses	(39,655)	(19,039)	(16,140)	(36,756)	(32,502)
Interest Income	17,753	8,516	12,000	21,237	19,270
Interest Expense	(17,966)	(9,330)	(10,223)	(18,859)	(17,146)
Other Income (Expense), Net	12,294	7,052	(16)	5,226	1,697
Unrealized Gain (Loss) on Foreign Exchange	(24)	(78)	3	57	-
Net Income Before Provision for Income Tax	77,800	42,017	2,095	37,878	3,277
Income Tax Expense	(14,947)	(9,097)	(537)	(6,387)	(1,015)
Net Income	62,853	32,920	1,558	31,491	2,262
Net Income Attributable to Non-Controlling Interests	1,698	912	196	982	37
Net Income Attributable to the Company	$61,155	$32,008	$1,362	$30,509	$2,225

Weighted Average Shares Outstanding
Basic	7,048,200	7,064,800	7,031,400	7,031,500	7,031,400
Diluted	7,336,800	7,610,400	7,074,800	7,080,500	7,085,300

Basic and Diluted Net Income per Share Attributable to A-Mark Precious Metals, Inc.
Basic	$8.68	$4.53	$0.19	$4.34	$0.32
Diluted	$8.34	$4.21	$0.19	$4.31	$0.31

Balance Sheet Data
Current Assets		$951,520		$714,019	$668,850
Total Assets		1,007,126		758,035	705,362
Current Liabilities		792,654		556,760	540,937
Total Liabilities		888,698		653,141	632,796
Total Stockholders’ Equity		118,428		104,894	72,566
Tangible Net Worth		104,890		91,039	57,833

	Twelve Months Ended December 31	Six Months Ended December 31,		Fiscal Year Ended June 30,
Stated in $‘000’s	2020	2020	2019	2020	2019
Statement of Cash Flows Data
Net cash (used in) provided by:
Operating Activities	$(203,196)	$(207,775)	$43,356	$47,935	$(14,533)
Investing Activities	39,997	(47,156)	(38,379)	48,774	(14,805)
Financing Activities	166,563	217,528	(1,739)	(52,704)	31,367

Dollar amounts in $‘000’s
Other Data
Gold Ounces Sold	2,377,000	1,200,000	1,004,000	2,181,000	1,799,000
Silver Ounces Sold	100,865,000	45,493,000	35,013,000	90,385,000	67,620,000
Wholesale Ticket Volume	141,026	65,138	66,802	142,690	120,257
Inventory Turnover	15.9	7.9	9.1	17.6	16.6
Total Goldline Customers	160,261	160,261	156,342	158,043	155,647
Active Goldline Customers	7,832	5,519	3,805	6,218	6,720
Goldline Average Order Value	$16.0	$17.5	$9.4	$11.9	$10.0
Number of Secured Loans	1,324	1,324	3,725	717	2,806
Value of Secured Loans	$95,817	$95,817	$152,343	$63,710	$125,298

Summary Historical Information of JM Bullion

The following tables present JM Bullion’s summary consolidated financial data for the periods ended and as of the dates indicated below. JM Bullion reports on a calendar year basis.

The summary historical consolidated income statement data for the years ended December 31, 2020 and December 31, 2019, the consolidated balance sheet data as of December 31, 2020 and December 31, 2019 and the consolidated statements of cash flow data for the years ended December 31, 2020 and December 31, 2019 have been derived from the audited consolidated financial statements of JM Bullion included elsewhere in this prospectus supplement.

The summary historical consolidated financial data has been prepared in accordance with GAAP. JM Bullion’s historical results are not necessarily indicative of its future performance. If the acquisition of JM Bullion is consummated, we do not intend to separately report the financial statements of JM Bullion in the future.

The information set forth below should be read in conjunction with JM Bullion’s consolidated financial statements and notes thereto included elsewhere in this prospectus supplement.

	Fiscal Year Ended December 31,
Stated in $‘000’s	2020 (1)	2019 (1)
Statement of Income Data
Revenues	$1,493,298	$542,644
Gross Profit	78,898	13,748
Selling, General and Administrative Expenses	(15,653)	(8,872)
Interest Expense	(1,095)	(985)
Net Income Before Provision for Income Tax	62,150	3,891
Income Tax Expense	(13,651)	(875)
Net Income	48,499	3,016

Balance Sheet Data
Current Assets	$99,034	$31,590
Total Assets	108,980	39,153
Current Liabilities	27,645	11,796
Total Liabilities	38,094	15,975
Total Stockholders’ Equity	70,886	23,178
Tangible Net Worth	64,324	16,615

(1)	Reflects certain reclassifications to conform to this presentation.

	Year Ended December 31,
Stated in $‘000’s	2020	2019 (1)
Statement of Cash Flows Data
Net cash (used in) provided by:
Operating Activities	$3,856	$1,696
Investing Activities	(3,180)	(4,179)
Financing Activities	6,000	–

Dollar amounts in $’000’s
Other Data
Gold ounces sold	536,000	197,000
Silver ounces sold	21,046,000	9,693,000
Number of orders processed	793,990	461,376
Number of Total Customers	1,345,414	1,027,254
Number of New Customers	318,160	348,425 (2)
Number of Active Customers	304,014	175,455
Average Order Value	$1.9	$1.4

(1) 2019 data only includes ProvidentMetals.com from mid-October through the end of 2019.

(2) The number of new customers in 2019 includes 225,397 customers acquired through the purchase of certain assets related to ProvidentMetals.com.

Summary Unaudited Pro Forma Financial Data

The following presents certain summary unaudited pro forma financial statements of the Company giving effect to the acquisition of JM Bullion, including the assumed sale of the shares of common stock by us in this offering, the net proceeds of which will be used to fund a majority of the cash consideration payable in connection with the acquisition of JM Bullion. The acquisition of JM Bullion is currently anticipated to close during the third quarter of our fiscal 2021, subject to customary closing conditions, and also to the condition that we are able to consummate an offering of our common stock to finance the acquisition.

The summary unaudited pro forma condensed combined statements of income combine the results of operations of A-Mark and JM Bullion for the six months ended December 31, 2020, for the twelve months ended December 31, 2020, and for the twelve months ended June 30, 2020, are presented as if the JM Bullion acquisition had occurred on July 1, 2019, plus pro forma adjustments. The summary unaudited pro forma condensed combined balance sheet has been prepared to reflect the JM Bullion acquisition as if the JM Bullion acquisition had occurred on December 31, 2020, plus pro forma adjustments.

The summary unaudited pro forma financial statements set forth below have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the JM Bullion acquisition occurred on or as of the dates indicated. The summary unaudited pro forma financial statements, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the anticipated benefits of the JM Bullion acquisition and, accordingly, do not attempt to predict or suggest future results. The summary unaudited pro forma financial statements also reflect the common stock contemplated to be issued by us in connection with the JM Bullion acquisition. Further, the unaudited pro forma financial statements do not purport to project the future operating results or financial position of the combined company following consummation of the JM Bullion acquisition. The unaudited pro forma financial statements reflect a preliminary purchase price allocation to the assets of JM Bullion. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented in the pro forma financial statements. Investors in our common stock should not place undue reliance on the summary unaudited pro forma financial statements because this offering is not contingent upon any of the transactions reflected in the pro forma adjustments.

The summary unaudited pro forma financial statements set forth below should be read in conjunction with the unaudited pro forma financial data and the notes describing the pro forma adjustments related thereto and the accompanying disclosures included elsewhere in this prospectus supplement and with both our and JM Bullion’s historical financial statements and related notes, which are included or incorporated by reference in this prospectus supplement. See “Unaudited Pro Forma Financial Data” beginning on page S-48 of this prospectus supplement, “Incorporation of Certain Documents by Reference” beginning on page S-76 of this prospectus supplement.

The Company has a June 30 fiscal year-end, whereas JM Bullion has a calendar year-end. JM Bullion’s historical information presented below has been modified to conform to the same periods as the historical financial statements of the Company.

A-Mark Precious Metals, Inc. and JM Bullion, Inc.

	Pro Forma Combined
		12 Months Ended
Stated in $’000’s, except per share data	Six Months Ended December 31, 2020	June 30, 2020	December 31, 2020
Consolidated income statement data:
Revenues	$3,635,169	$5,746,116	$6,730,832
Cost of sales	(3,537,766)	(5,635,217)	(6,546,536)
Gross profit	97,403	110,899	184,296
Selling, general, and administrative expenses	(31,682)	(59,414)	(64,178)
Interest income	7,911	20,634	16,907
Interest expense	(9,638)	(19,353)	(18,471)
Other income (expense), net	1,472	989	2,558
Remeasurement gain	-	38,786	-
Unrealized gains (losses) on foreign exchange	(78)	57	(24)
Net income before provision for income taxes	65,388	92,598	121,088
Income tax expense	(14,157)	(15,613)	(23,264)
Net income	51,231	76,985	97,824
Net income attributable to non-controlling interests	912	982	1,698
Net income attributable to the Company	$50,319	$76,003	$96,126

Basic and Diluted Net income per share attributable to the Company:
Basic	$4.75	$7.20	$9.09
Diluted	$4.52	$7.16	$8.85

Weighted average number of shares outstanding:(1)
Basic	10,592	10,559	10,576
Diluted	11,138	10,608	10,864

As adjusted financial data:(2)
As adjusted net income before provision for income taxes	$70,013	$101,848	$130,338
As adjusted net income attributable to the Company	53,942	83,693	103,599
As adjusted basic and diluted net income per share attributable to the Company:
Basic	$5.09	$7.93	$9.80
Diluted	$4.84	$7.89	$9.54

(1)	Assumes 1,027,329 shares issued in the stock portion of the purchase price for the acquisition and 2,500,000 shares issued in the offering.

(2)	The as adjusted amounts eliminate amortization expense related to the estimated value of intangible assets acquired. See “—Non-GAAP Financial Measures” below for GAAP reconciliation of these amounts.

Pro Forma Combined
Stated in $’000’s	December 31, 2020
Consolidated selected balance sheet data
Total Current Assets	$998,527
Goodwill	100,572
Intangibles, net	90,657
Other non-current assets	28,416
Total Assets	$1,218,172
Total Current Liabilities	856,266
Notes Payable	92,874
Deferred tax and other liabilities	25,349
Total Liabilities	974,489
Total Stockholders’ Equity	$243,683

Non-GAAP Financial Measures

This prospectus supplement contains certain financial measures that have been prepared other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Amounts that eliminate the impact of amortization expense related to the estimated value of the intangible assets acquired are supplemental non-GAAP financial measures. Our management believes that excluding the impact of amortization expense related to the estimated value of the intangible assets acquired more fairly reflects the pro forma combined earnings per share of A-Mark and JM Bullion, since the related amortization expense is a non-cash incremental charge related to the acquisition.

The following table presents a reconciliation of the non-GAAP financial measures, which are adjusted to eliminate amortization expense related to the estimated value of intangible assets acquired and the related income tax effect. As adjusted basic and diluted income per share attributable to the Company is calculated by dividing the as adjusted net income attributable to the Company by the pro forma weighted average basic and diluted shares outstanding.

	Pro Forma Combined
		12 Months Ended
Stated in $’000’s	Six Months Ended December 31, 2020	June 30, 2020	December 31, 2020
Net income before provision for income taxes	$65,388	$92,598	$121,088
Amortization of intangible assets acquired	4,625	9,250	9,250
As adjusted net income before provision for income taxes	70,013	101,848	130,338
As adjusted income tax expense	(15,159)	(17,173)	(25,041)
As adjusted net income	54,854	84,675	105,297
Net income attributable to non-controlling interests	912	982	1,698
As adjusted net income attributable to the Company	53,942	83,693	103,599

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the risks and uncertainties described below and those set forth in our Form 10-K and Form 10-Qs which are incorporated by reference in this prospectus supplement, and in the accompanying prospectus, before making an investment in our common stock. If any of these risks actually occur, our business, results of operations, financial condition, cash flows and prospects, the market price of our common stock and our ability to satisfy any debt service obligations may be materially and adversely affected. This could cause the value of our common stock to decline and you could lose part or all of your investment. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that as of the date of this prospectus supplement we deem immaterial may also have a material adverse effect on us. Some statements included in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference in this prospectus and in the accompanying prospectus constitute forward-looking statements. Please refer to the sections entitled “Where You Can Find More Information,” “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to the Acquisition of JM Bullion

This offering is not conditioned upon the closing of the JM Bullion acquisition, and we may fail to consummate the acquisition of JM Bullion or may not consummate the acquisition on the terms described in this prospectus supplement.

This offering is expected to be consummated shortly prior to the closing of our acquisition of JM Bullion, and we intend to apply all of the net proceeds received by us from this offering to fund a majority of the cash portion of the acquisition price. See “Use of Proceeds.” However, this offering is not conditioned on the completion of the acquisition. The consummation of the acquisition, however, is subject to certain customary regulatory and other closing conditions, in addition to the condition that we consummate an offering of our common stock to finance the acquisition, and there can be no assurance that such conditions will be satisfied on the anticipated schedule or at all. Also, the acquisition of JM Bullion could be made on terms that are materially different than those described in this prospectus supplement.

In the event that we fail to consummate the JM Bullion acquisition, we will have issued a significant number of additional shares of common stock, but we will not have acquired the revenue generating assets that will be required to produce the earnings and cash flow we anticipated. As a result, failure to consummate the acquisition would adversely affect our earnings per share and our ability to make distributions to stockholders.

Also, if the acquisition of JM Bullion is not completed, the market price of our common stock could decline to the extent that the current market price reflects a market assumption that the acquisition will be completed.

We will have broad discretion to use the net proceeds received by us from this offering if the acquisition of JM Bullion is not consummated.

If the acquisition of JM Bullion does not close, we will have significant discretion to allocate the net proceeds received by us from this offering to other uses. We can provide no assurances that we will have opportunities to allocate the net proceeds received by us from this offering for productive uses or that other uses of such proceeds will result in a favorable return to investors.

The unaudited pro forma financial data contained in this prospectus supplement is presented for illustrative purposes only and may not be reflective of our operating results and financial condition following completion of the pro forma events.

The unaudited pro forma financial data contained in this prospectus supplement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the pro forma events been completed on the dates indicated. Further, our actual results and financial position after the pro forma events may differ materially and adversely from the unaudited pro forma consolidated combined financial data that is included in this prospectus supplement. The unaudited pro forma financial data has been derived from our audited and unaudited financial statements and JM Bullion’s audited financial statements, and has been prepared with the assumption that we will be identified as the acquirer under GAAP and reflects adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. The assets and liabilities of JM Bullion have been measured at fair value based on various preliminary estimates using assumptions that our management believes are reasonable utilizing information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates will be revised as additional information becomes available and as additional analyses are performed. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this prospectus supplement. The assumptions used in preparing the unaudited pro forma financial data, including assumptions as to the successful completion of the acquisition and this offering may not prove to be accurate, and other factors may adversely affect our financial condition or results of operations following the closing of the acquisition and negatively affect the market price of shares of our common stock. In addition, this offering is not conditioned upon completion of the acquisition. Therefore, investors should refer to our historical financial statements incorporated by reference in this prospectus supplement when evaluating an investment in our shares of common stock.

The pendency of the acquisition could adversely affect our business, financial results, and operations, and the market price of shares of our common stock.

The announcement and pendency of the acquisition could cause disruptions and create uncertainty surrounding our business and affect our relationships with our customers and employees. In addition, we have diverted, and will continue to divert, significant management resources to complete the acquisition, which could have a negative impact on our ability to manage existing operations or pursue alternative strategic transactions, which could adversely affect our business, financial condition and results of operations. Until the completion of the acquisition, holders of shares of our common stock will be exposed to the risks faced by our existing business without any of the potential benefits from the acquisition. As a result of investor perceptions about the terms or benefits of the acquisition, the market price of shares of our common stock may decline.

We may be unable to obtain the regulatory clearance required to complete the acquisition or, in order to do so, we may be required to satisfy material conditions or comply with material restrictions.

The consummation of the acquisition is subject to review and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. We can provide no assurance that such clearance will be obtained on a timely basis, or at all, or that in order to obtain such clearance we may not be required to agree to changes in the terms of the acquisition or to consent to material restrictions in the conduct of our businesses or the business of JM Bullion. Any such changes or restrictions could have a material adverse effect on our business or that of JM Bullion or could substantially diminish the synergies and other advantages which we expect from the acquisition.

If the acquisition of JM Bullion is completed, we may not achieve the intended benefits of the acquisition and the acquisition may disrupt our current plans or operations.

There can be no assurance that we will be able to successfully realize the expected benefits of the acquisition of JM Bullion. JM Bullion may not achieve the operating results that we expect, JM Bullion’s business may not complement our existing businesses in the manner in which we envision or anticipated synergies may not materialize.

Following the completion of the JM Bullion acquisition, the size of our business will materially increase. Our future success will depend, in part, upon our ability to efficiently conduct this expanded business, which will pose challenges for management. These challenges include the integration of the infrastructure of the two companies, the merging of their respective workforces and developing strategic plans and priorities that will successfully take advantage of what we believe are the complementary products and services offered by the two companies. There can be no assurances that we will be successful in integrating, managing and growing the combined entity in the manner that we anticipate, or at all.

Further, we will need to integrate JM Bullion into our financial reporting and internal controls framework. This integration may place significant demands on our management, administrative and operational resources, including accounting systems and resources. We expect to incur additional expenses for the purpose of addressing these integration requirements, and those expenses may be significant. Any failure by us to achieve and maintain effective financial reporting and internal controls following the acquisition could have a material adverse effect on our business, financial condition or results of operations.

The time and intention required to integrate JM Bullion’s business into our existing operations may also have an adverse effect on our current businesses. The integration process may divert the attention of our management from our other businesses, may require resources in time and expenses that would otherwise be devoted to our current operations and may encounter logistical and operational difficulties. For example, JM Bullion’s business is dependent upon a sophisticated information technology system to operate its online business, which may be difficult to integrate with our own systems in a manner that may be required to achieve synergies between the two companies operating on a combined basis. If there are weaknesses in the cyber and data security of JM Bullion’s business of which we are currently unaware, the protection and integrity of the systems that run our other operations could also be at risk. There is no assurance that we will not encounter these effects on our businesses or that our existing operations will not suffer as a consequence of the acquisition.

We will be dependent on JM Bullion’s management to conduct its business, and the attention of our senior management may be diverted from our other businesses.

Following consummation of the JM Bullion acquisition, we anticipate that its business will continue to be conducted by its existing management. While the business of JM Bullion is similar in some respects to our Goldline business, the JM Bullion business has its own unique operations, strategies and challenges, and is on a scale that is substantially larger than the business of Goldline. We will therefore be dependent on JM Bullion’s existing management, and were its management personnel to depart or to be unwilling to continue to serve JM Bullion, it may be difficult to identify and engage replacements of the same caliber, on a timely basis or at all. In particular, JM Bullion’s Chief Executive Officer, who we believe is critical to JM Bullion’s business, will be entering into an employment contract with us that will expire in 2024. We can provide no assurance that we will be able to negotiate a renewal of Mr. Wittmeyer’s employment agreement on mutually acceptable terms or otherwise be able to retain Mr. Wittmeyer’s services.

Even if JM Bullion’s existing management remains in place, our senior management will necessary have to devote a meaningful amount of time to the oversight of JM Bullion’s business and operations following the acquisition. This may divert the attention of our senior management from other aspects of our business or could require us engage additional personnel to staff our management operations, including in our finance, information technology and logistical functions. If we were to lose the services of JM Bullion’s current management, our senior personnel might have to fill management roles at JM Bullion, at least until replacements could be identified and engaged. This would further burden the attention of our senior management and preclude it from devoting the necessary time and attention to our other businesses.

The acquisition will significantly increase our goodwill and other intangible assets.

We have a significant amount, and following the acquisition will have an additional amount, of goodwill and other intangible assets on our consolidated financial statements that are subject to impairment based upon future adverse changes in our business or prospects. The impairment of any goodwill and other intangible assets may have a negative impact on our consolidated results of operations.

Our acquisition of JM Bullion could adversely impact our relationships with other customers in the ecommerce retailing space.

As part of our wholesale precious metals business, we sell numismatic and bullion products to a variety of ecommerce direct-to-consumer retailers, including many who compete with JM Bullion. After we complete the acquisition of JM Bullion, we may be viewed by these ecommerce retailers as being in direct competition with their business and our relationship with them may be adversely affected. As a consequence, these ecommerce retailers may reduce their purchases of precious metals from us, or they may determine to source their inventory needs entirely from other wholesalers. If that were to happen to any significant degree, the benefits that we expect to realize from the acquisition of JM Bullion would be diminished.

Risks Relating to the Business of JM Bullion

JM Bullion has experienced outsized growth in its revenues and operating profits since the onset of the COVID-19 pandemic, but there can be no assurance that this level of performance will continue, and its performance may drop as the pandemic and its related effects subside.

During the calendar year 2020, JM Bullion had revenues of approximately $1.49 billion, compared to $543 million during calendar year 2019. The growth of JM Bullion’s business during 2020 may be attributed to the unprecedented uncertainties and volatility in the financial markets resulting from the COVID-19 pandemic, its effects on the economy and the related government responses. Other contemporary events and circumstances, including the recent presidential election, the change in administration and perceived related political polarization and instability, may also have been contributing factors of the recent growth of the business of JM Bullion. In this environment, consumers may have sought perceived financial safety in precious coins and metals.

There can be no assurance that the recent growth in the precious metals business will continue in future periods or will not decline as the pandemic and its effects on the economy, the business environment and the responsive actions of government subside, or as the current political environment becomes less charged. Even if the effects of the COVID-19 pandemic on the domestic and world markets, or the perceived political instability, continue for an extended period of time, consumer perceptions with respect to precious coins and metals could shift, these commodities may no longer be viewed as secure investments and the demand for JM Bullion’s products could substantially decline. We cannot predict the performance of JM Bullion’s business and operations if and when business conditions revert to more normalized levels. A decline in JM Bullion’s future revenues and earnings would have adverse effects on our overall results of operations and could cause our stock price to decline. Moreover, because of the unprecedented nature of the current business and financial environment, particularly in regards to the precious metal industry, it is not possible to create with any acceptable measure of precision customary financial projections and forecasts for JM Bullion’s business over the next several years. This could adversely affect our ability to engage in financial and operational planning for the future.

Even after the effects of the COVID-19 pandemic subside, the business of JM Bullion will continue to be subject to political and economic conditions.

The precious metals business, in which both the Company and JM Bullion are engaged, is especially sensitive to political and economic conditions, both nationally and worldwide.  As the effects of the COVID-19 pandemic have demonstrated, precious metals are viewed by some as a secure financial investment in times of uncertainty. While the COVID-19 pandemic and its effects may subside, other extraordinary events and circumstances may also occur, including regional and global political instability, military conflict, economic disruption and the erratic effects of climate change, to drive the price and volatility of precious metal products.  Conversely, during periods of relative political calm, military stability and perceived economic and environmental normalcy, precious metal volatility is likely to decrease, along with demand, and the prices of precious metals may retreat.  Because JM Bullion’s business is dependent on the volatility and pricing of, and demand for, precious metal products, the business of JM Bullion, like our business, generally, is likely to be subject to greater influence by national and world events than businesses in other economic sectors. Also, as the COVID-19 pandemic has shown, the cyclicality of JM Bullion’s business may differ substantially from that of businesses engaged in other industries as a consequence of general political, economic and business conditions.

JM Bullion relies upon paid and unpaid internet search engines to rank its product offerings and drive traffic to its website, and its website traffic may suffer if its rankings decline or its relationship with these services deteriorates.

JM Bullion relies on paid and unpaid internet search engines to attract consumer interest in its product offerings. Search engine companies change their natural search engine algorithms periodically, and these changes may adversely affect JM Bullion’s product offerings in paid and/or unpaid searches. JM Bullion may also at times be subject to ranking penalties if the operators of search engines believe it is not in compliance with their guidelines. If JM Bullion’s search engine rankings decline, and JM Bullion is unable to timely regain its prior rankings, it may have to use more expensive marketing channels to sustain and grow its revenues, resulting in reduced profitability.

If any free internet search engine on which JM Bullion relies begins charging fees for listing or placement, or if one or more of the search engines on which JM Bullion relies for purchased listings increases their fees, or modifies or terminates its relationship with JM Bullion, JM Bullion’s expenses could rise, it could lose customers and traffic to its website could decrease.

The failure of JM Bullion to protect its website, networks and computer systems against disruption and cyber security threats could damage its relationships with its customers, harm its reputation and expose it to litigation.

As an e-commerce company, JM Bullion relies heavily on its information technology systems. This includes online e-commerce activities, collection, retention and analysis of customer data, digital marketing efforts and the processing of credit card and cryptocurrency transactions. JM Bullion’s systems are subject to damage or interruption from computer viruses, malicious attacks and other security breaches, and JM Bullion experienced one such breach in 2020. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time, JM Bullion may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software, or applications JM Bullion procures from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to JM Bullion’s systems or facilities, through fraud, trickery, or other forms of deceiving our team members, contractors, vendors, and temporary staff. In addition, security breaches can also occur as a result of intentional or inadvertent breaches by employees or by persons with whom JM Bullion has commercial relationships.

The possibility of a cyber-attack on JM Bullion’s information technology systems remains a serious threat. If a cybersecurity incident occurs, or there is a public perception that JM Bullion has lax cyber security, its reputation and brand could be damaged, it could be exposed to litigation and damages, including through government action, and it could be required to expend significant capital and other resources on remedial action. While JM Bullion maintains cyber insurance, the insurance coverage may be inadequate to cover the expenses and other potential financial exposure resulting from a privacy or data breach. JM Bullion could also be forced to suspend or curtail its operations for a period of time, which would result in a loss of revenue and a reduction in operating profits.

JM Bullion may be exposed to theft of customer information entrusted to third-party service providers.

In the course of its e-commerce activities, JM Bullion collects and maintains information concerning approximately 1.3 million active and inactive customers. In addition to its own databases and devices used for the storage of customer data, JM Bullion may use third-party service providers to store, process and transmit this information on its behalf. While JM Bullion contractually requires these service providers to implement and use reasonable security measures, it cannot control third parties, and there can be no assurance that a security breach will not occur within the systems of these providers. Even if such breaches occur through no fault of JM Bullion itself, JM Bullion may still be held liable for the consequences of those breaches and may suffer the same negative perceptions among its customers as if the breach were attributable to JM Bullion’s own systems.

JM Bullion may be subject to other interruptions in the function of its information technology systems.

JM Bullion depends on the efficient and uninterrupted operation of its computer and communications hardware systems to support its business processes and activities. In addition to the risk of cyberattack, its systems and operations are vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events. Its internet host provider does not guarantee that its internet access will be uninterrupted, error free or secure. JM Bullion has experienced system interruptions in the past which have not been material and may experience similar or larger system interruptions again in the future. In addition, JM Bullion is susceptible to system and operational disruptions caused by substantial changes to the demand for its services and surges in the use of its web platform by its customers. Any substantial system interruptions in the future, whatever the cause, could result in the loss of data, suspension of JM Bullion’s ability to conduct online sales and lost revenues and operating profits.

JM Bullion may fail to comply with federal, state and international laws and regulations relating to privacy, data protection and consumer protection.

Owing to the nature of its online business, JM Bullion collects a substantial amount of personal identifiable information regarding its customers. A variety of federal, state and international laws and regulations govern the collection, use, retention, sharing, export and security of personal information. These laws and regulations are evolving, and additional laws and regulations may be enacted, all of which may be subject to potentially differing interpretations. They may also vary, or be applied in a manner that is inconsistent, from one jurisdiction to another.

On June 28, 2018, California passed the California Consumer Privacy Act of 2018 (CCPA), effective on January 1, 2020. The new law provides California consumers with a greater level of transparency and broader rights and choices with respect to their personal information than those contained in any existing state and federal laws in the U.S. The “personal information” regulated by CCPA is broadly defined to include identification or association with a California consumer or household, including demographics, usage, transactions and inquiries, preferences, inferences drawn to create a profile about a consumer, and education information. Compliance with CCPA requires the implementation of a series of operational measures such as preparing data maps, inventory, or other records of all personal information pertaining to California residents, households and devices, as well as information sources, usage, storage, and sharing, maintaining and updating detailed disclosures in privacy policies, establishing mechanisms (including, at a minimum, a toll-free telephone number and an online channel) to respond to consumers’ data access, deletion, portability, and opt-out requests, providing a clear and conspicuous “Do Not Sell My Personal Information” link on the home page of the business’ website, etc. CCPA prohibits businesses from discriminating against consumers who have opted out of the sale of their personal information, subject to a narrow exception. It allows companies to provide financial incentives to California consumers in order to obtain their consent to the collection and use of their personal information. Violations of CCPA will result in civil penalties up to $7,500 per violation. CCPA further allows consumers to file lawsuits against a business if a data breach has occurred and the California Attorney General does not prosecute the business.

The European Union (EU) has adopted a comprehensive overhaul of its data protection regime from the national legislative approach to a single European Economic Area Privacy Regulation, the General Data Protection Regulation (GDPR), which became effective in 2018. The EU data protection regime extends the scope of the EU data protection law to all foreign companies processing data of EU residents. It imposes a strict data protection compliance regime with severe penalties of up to the greater of 4% of worldwide turnover and €20 million and includes new rights such as the “portability” of personal data. Although the GDPR will apply across the EU without a need for local implementing legislation, as has been the case under the current data protection regime, local data protection authorities (DPAs) will still have the ability to interpret the GDPR, which has the potential to create inconsistencies on a country-by-country basis. Although JM Bullion currently has no sales in the European Union, it may nevertheless be, or become, subject to GDPR.

Because these laws are complex, impose detailed record keeping requirements and grant significant rights to consumer regarding the use and protection of their personal information, JM Bullion may fail to comply with one or more of these laws and regulations. If this were to happen, JM Bullion could be subject to enforcement actions by governmental entities. It might also subject JM Bullion to private causes of action, including claims for statutory damages asserted on behalf of purported classes of affected persons. JM Bullion could be compelled to alter its practices with respect to customer data, which could be costly and adversely affect JM Bullion’s ability to use this data for customer analytics and business planning, including changing, limiting or ceasing altogether the collection, use, sharing, or transfer of data relating to customers. Also, any failure, or perceived failure, of JM Bullion to comply with data privacy laws and regulations could adversely affect its reputation, with the result that consumers may be reluctant to transact business with JM Bullion through its website.

If JM Bullion does not respond effectively to technological and market changes, JM Bullion will cease to be competitive with other channels that consumers may have for the purchase of precious coins and bullion.

To remain competitive, JM Bullion must continue to enhance and improve the responsiveness, functionality and features of its online operations. The internet and the electronic commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies, and the emergence of new industry standards and practices.

The evolving nature of the internet could render JM Bullion’s existing technology and systems obsolete. Its continuing success will depend, in part, on its ability to:

·	develop, license or acquire leading technologies useful in its business;

·	develop new features and technology that address the increasingly sophisticated preferences of its customers; and

·	respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely manner.

With the growth of e-commerce, the pace of change in product offerings and consumer tastes in the shipping and logistics industries is faster now than in years past. This accelerated pace of change increases uncertainty and places a greater burden on management to anticipate and respond to such changes. The increased pace of change also means that the window in which a technologically advanced or sophisticated product or service can achieve and maintain partner and consumer interest is shrinking and, to the extent JM Bullion fails to timely anticipate or respond to changes in its industry, the effects of such missteps may be amplified.

Future advances in technology may not be beneficial to, or compatible with, JM Bullion’s business. Furthermore, JM Bullion may be unsuccessful in using new technologies effectively or adapting its technology and systems to user requirements or emerging industry standards on a timely basis. Its ability to remain technologically competitive may require substantial expenditures and lead time. If JM Bullion is unable to adapt in a timely manner and at reasonable cost to changing market conditions or user requirements, it will cease to be competitive with other channels for the purpose of precious coins and bullion.

If JM Bullion fails to continuously improve its website (on all relevant platforms, including mobile), it may not attract or retain customers.

JM Bullion must continually update its website (on all relevant platforms, including mobile) to improve and enhance its content, accessibility, convenience and ease of use. Failure to do so may create a perception that the websites of JM Bullion’s competitors are easier to use and navigate or that they are better able to service customer needs for precious metal coins and bullion. If such a perception were to gain currency, traffic to JM Bullion’s website and its revenues would suffer.

JM Bullion’s search engine optimization strategies have provided it with an important competitive advantage but this may not continue.

We believe that the internally developed search engine optimization (SEO) strategies of JM Bullion provide its business with a competitive advantage in driving traffic to its sites over other e-commerce precious metal retailers and have been a significant factor in the growth of JM Bullion. The challenges of efficient SEO programming are continually evolving, and other e-commerce retailers in the precious metal space are constantly working to improve their own SEO capabilities. If JM Bullion does not continue to maintain its competitive edge in SEO technology, it could lose customers and market share to its competitors.

JM Bullion is exposed to payment risks.

JM Bullion’s customers may pay for its products and services using credit cards and debit cards, as well as automated clearing house payments, cryptocurrencies, PayPal, wire transfers and paper checks.

JM Bullion may receive orders placed with fraudulent credit card data. JM Bullion does not carry insurance against the risk of credit card fraud, so its failure to adequately control fraudulent credit card transactions could reduce its revenues and operating profits. JM Bullion may suffer losses as a result of purchases placed with fraudulent credit card data even if the associated financial institution approved payment. To the extent its efforts to prevent fraudulent transactions result in inadvertent refusal to fill legitimate business requests, JM Bullion would lose the benefit of legitimate potential sales and risk the alienation of its legitimate customers.

JM Bullion’s direct-to-client sales business could be subject to accusations of improper sales practices.

JM Bullion sells precious metals and numismatics over the internet directly to the retail investor community.  Other retailers of precious metal products, including our Goldline subsidiary prior to the time it was acquired by us, have been the subject of accusations regarding their sales practices, including claims of misrepresentation, excessive product markups, pressured sales tactics and product switching.  We believe that the sales practices of JM Bullion conform to applicable legal and ethical standards, and that there is no material basis for claims against JM Bullion in this regard.  Nevertheless, given the nature of the retail precious metals business, the possibility that investors in precious metals may lose a substantial portion of their investment as a result of adverse market trends and the vulnerability of certain retail precious metal investors to economic loss, there can be no assurance that claims will not be made regarding JM Bullion’s business practices or that, if made, such claims will not attract the attention of governmental and private sector consumer advocates.  Were this to occur, JM Bullion could suffer adverse publicity, be subject to governmental enforcements actions or be forced to modify the sales and marketing practices of its direct-to-client sales business.

The precious coin and metal business is subject to the risk of fraud and counterfeiting.

The precious metals (particularly bullion) business is exposed to the risk of loss as a result of “materials fraud” in its various forms. JM Bullion seeks to minimize its exposure to this type of fraud through a number of means, including third-party authentication and verification, reliance on its internal experts and the establishment of procedures designed to detect fraud. However, there can be no assurance that JM Bullion will be successful in preventing or identifying this type of fraud, or in obtaining redress in the event such fraud is detected.

JM Bullion expects to profit on precious metals acquired from its customers, but that might not be the case.

One of the services that JM Bullion provides to its customers is its program of offering to repurchase precious coins and bullion owned by its customers. We believe that this program encourages the purchase of coins and bullion as an investment because it assures JM Bullion’s customers that their investment in the products offered by JM Bullion will be liquid and can be monetized if the customers have a need for cash. JM Bullion offers to repurchase coins and bullion from its customers at prices designed to reflect current market valuations, but also allows JM Bullion to profit on the resale of the products. There can be no assurance, however, that JM Bullion will in fact be able to resell product that it repurchases at a price that will justify the cost of repurchase. In a declining market for precious metal products, JM Bullion could be burdened with substantial amounts of repurchased inventory that it is unable to resell at an economic price, or at all. If JM Bullion were to suspend or discontinue its offer to repurchase coin and bullion from its customers because of adverse market conditions, it could antagonize its customers and impair the perception among its customers that precious coin and bullion is a safe and attractive investment.

JM Bullion relies on third parties for storage, distribution and logistics, and the deterioration in JM Bullion’s relationship with these third parties, increases in the fees that they charge or their failure to perform as anticipated could adversely affect JM Bullion’s business and reputation.

JM Bullion depends on third parties to perform functions critical to its ability to deliver product to its customers. While JM Bullion maintains a warehouse facility in Dallas, Texas, the warehouse is not fully operational. Even after the warehouse comes into full use, much of the coin and metal products sold to customers may still be delivered directly by the sources from whom JM Bullion purchases coin and metal products. This has included us to a substantial degree, and while if the acquisition of JM Bullion is consummated we anticipate being JM Bullion’s major source of product, JM Bullion may rely on other sources for this purpose. Among other services, JM Bullion also relies on third parties for payment processing and data hosting services. If any of the third-party service providers upon whom JM Bullion relies fails to function with the care, diligence and timeliness expected of it, JM Bullion’s business operations may suffer interruption, JM Bullion could incur additional cost and expense and its reputation with its customers could be substantially harmed.

Certain of JM Bullion’s websites publish data concerning the precious metal markets obtained from third parties, which could be inaccurate.

JM Bullion’s silverprice.org and goldprice.org publish data on precious metal and cryptocurrency pricing which is obtained from third parties. While we believe that the sources of the published data are reliable, the data is not independently verified by JM Bullion or us. If the data that JM Bullion receives and publishes were inaccurate, and were relied upon by consumers visiting these websites, JM Bullion could be exposed to liability and may suffer damage to its reputation.

JM Bullion does not collect sales or consumption taxes in some jurisdictions, and if such jurisdictions successfully challenged this practice, JM Bullion could be subject to liabilities.

JM Bullion does not collect sales or consumption taxes in certain jurisdictions. Certain states have been aggressively seeking to require even those businesses that do not maintain a physical presence in such states to collect sales and use taxes, rather than relying on the consumers to pay such taxes themselves. In June 2018, the United States Supreme Court issued a decision in South Dakota v. Wayfair, et al. that upheld a South Dakota statute that imposes sales tax collection on an out of state seller under certain conditions that do not include physical presence in South Dakota. A successful assertion by one or more states or requiring JM Bullion to remit taxes where it does not do so presently could result in substantial tax liabilities, including for past sales, as well as penalties and interest.

To the extent that JM Bullion’s business expands internationally, it may be subject to regulatory and customs risks from cross-border transactions, and fluctuations in foreign currency exchange rates.

JM Bullion does not conduct any operations, or transact to any materially degree, with customers outside the United States. To the extent JM Bullion expands its operations to include international sales, its international business will be subject to significant trade regulations, taxes, and duties in a variety of jurisdictions. This exposure, as well as any changes, to these regulations could potentially impose increased documentation and delivery requirements on JM Bullion, increase its costs, delay delivery times, and subject JM Bullion to additional potential liabilities.

Sales generated from customers located outside the United States would be exposed to foreign exchange rate fluctuations. A strengthening of the U.S. dollar relative to the currencies in other countries where JM Bullion may in the future conduct its business would impact its ability to compete internationally as the cost of its products priced in other currencies improve relative to the cost of its U.S. dollar-denominated products. Such an exchange rate driven increase in its prices would likely result in a decrease in international volumes, which would adversely affect its revenue and profitability. Alternatively, if JM Bullion priced its international sales in local currencies, a relative strengthening of the U.S. dollar would result in lower reported revenues from international sales.

JM Bullion’s failure or inability to protect its intellectual property could harm its competitive position.

JM Bullion relies on a combination of patent, trade secret, copyright and trademark laws and contractual restrictions, such as confidentiality agreements and licenses, to establish and protect its rights in its business, services, know-how and information. JM Bullion has one issued United States patent and a portfolio of registered and unregistered trademarks. JM Bullion may apply for additional patents in the future, but there can be no assurance that any such applications will be granted, and if granted may not protect its technology. JM Bullion’s patent, trademarks or service marks may be challenged and found by a court to be invalid or unenforceable. Even if its registrations are upheld or are not challenged, the costs of enforcing intellectual property rights can be material

JM Bullion generally enters into confidentiality agreements with its employees, consultants and other third parties to control and limit access to, and disclosure of, its confidential information. These contractual arrangements or other steps taken to protect its intellectual property may not prove to be sufficient to prevent misappropriation of technology or deter independent third-party development of similar technologies.

JM Bullion has not attempted to register any patents or trademarks in any jurisdictions outside the United States. If JM Bullion were to apply to register patterns or trademarks in non-U.S. jurisdictions where it might in the future conduct operations, there can be no assurance that its applications would be accepted. Additionally, the laws of foreign countries may not protect our services or intellectual property rights to the same extent as do the laws of the United States.

If JM Bullion were unable to protect or enforce its intellectual property rights, its competitive position would suffer.

Third parties may assert violations of their intellectual property rights against JM Bullion.

Third parties may currently have, or may eventually be issued, patents upon which the technologies used by JM Bullion infringe, subjecting JM Bullion to claims for infringement. JM Bullion could incur significant costs and diversion of management time and resources to defend such claims, regardless of their validity. As a consequence of litigation in which JM Bullion was accused of infringement, JM Bullion could suffer development delays, be required to develop non-infringing technology at considerable cost and expense, or be compelled to enter into royalty or license agreements, which might not be available on economically acceptable terms, or at all.

JM Bullion faces competition from a variety of sources and channels.

JM Bullion faces competition from both traditional precious coin and metal retail brokers and coin stores, as well as other specialty online precious coin and metal sites, such as APMEX, Inc., SD Bullion, Inc., and Bullion Exchange, LLC. In addition, certain general online merchandisers such as eBay also offer collectible coins and bullion for sale, and other major online retailers, with financial and marketing resources, name recognition and a customer base that are far greater than those that are available to JM Bullion, may in the future enter this market. Competition is based upon the mix and availability of coin and bullion product, price, delivery times, convenience and customer service. One of the anticipated benefits of our acquisition of JM Bullion is the competitive advantage afforded by our access to inventory, our relationships with major mints and our delivery and storage capabilities, which will be assured to JM Bullion upon consummation of the acquisition. However, these benefits may not be realized. There can be no assurance that JM Bullion will be able to compete effectively with other retail sources and channels for precious coin and bullion, especially if the demand for these products were to contract from its current record high levels.

Risks related to the Business of the Company

The Company’s existing business is associated with a variety of risks, some of which are similar to those to which JM Bullion is exposed, particularly those relating to the Company’s direct to consumer Goldline business. The Company is also subject to a variety of risks that are different than or in addition to the risks to which JM Bullion is subject.

You are urged to review and carefully consider the risks to which the Company is subject that are described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, in addition to the following risk factors.

Our business could be adversely affected by the COVID-19 pandemic.

On March 11, 2020, the World Health Organization announced that infections of COVID-19 had become pandemic, and on March 13, 2020, COVID-19 was declared a national emergency on account of the spread of the disease in the United States. The COVID-19 pandemic has caused significant disruption in the financial markets both globally and in the United States, and has severely constricted the level of economic activity worldwide. Additionally, new and potentially more contagious variants of COVID-19 have been identified, which could further amplify the impact of the pandemic. Given the significant uncertainty around the duration and severity of the impact of the COVID-19 pandemic, we continue to face risks related to the ongoing COVID-19 pandemic. Further, the significant increase in remote working, particularly for an extended period of time, could exacerbate certain risks to our business, including an increased risk of cybersecurity events and improper dissemination of personal or confidential information, although we do not believe these circumstances have, or will, materially adversely impact our internal controls or financial reporting systems. While there have been certain positive effects of the market reaction to the outbreak on our business, as precious metals prices have experienced increased volatility resulting in enhanced pricing spreads and improved profitability, we cannot tell how long these effects will continue or predict their future magnitude. The disruption in the financial markets, and public health developments such as voluntary and mandatory quarantines, travel restrictions, and other restrictions, have also had, and could in the future, have adverse effects on our businesses, including the following:

·	We maintain facilities for our clients’ and our own precious metal and numismatic inventories, where we receive and store these products and from which we make shipments for physical settlement in our trading activity. We have implemented strict procedures at these facilities to ensure social distancing and minimize the risk of infected personnel. Nonetheless, there can be no assurance that we will not experience an outbreak of infection at these facilities, which could necessitate their closure or the curtailment of their activity.

·	We engage in transactions with numerous financial counterparties. If these parties were to experience significant financial reversals, for example as a result of investments in sectors that have suffered severe downturns as a result of the COVID-19 pandemic, these parties may be unable to comply with their financial obligations to us, may cease transacting business with us or could curtail or terminate the credit that they extend to us. While we deal with a significant number of counterparties, we nonetheless have concentration in our customer base, with 27.9% of our revenues in the six months ended December 31, 2020 being attributable to two customers. To the extent that the COVID-19 pandemic were to materially and adversely affect the financial condition of customers responsible for a material portion of our revenues, our business could be correspondingly impaired.

·	We require a regular supply of newly minted coins and other numismatics in the conduct of our coin and bar and retail Goldline businesses. We conduct the AMST joint venture, which supplies a portion of our requirements for silver products. We are also dependent on the production of gold and silver mints around the world for the supply of the majority of our product requirements. A number of mints, and refineries that supply gold and silver for the mints, have reduced, and may further reduce, the capacity of their operations during the ongoing COVID-19 pandemic, and as a result we have experienced, and may continue to experience, periods when precious metals products were unavailable to us. The uncertainty regarding the availability of coin and other products could make it difficult for us to commit to future delivery, could make it more difficult for us to forecast and plan for our coin and bar operations and could otherwise adversely impact this aspect of our business.

·	We rely on specialized, armored vehicles provided by third-party commercial services to transport precious metals and numismatics to and from our customers and from the mints and our other suppliers. If these vehicles were deemed essential to other customers during the ongoing COVID-19 pandemic, such that we were unable to obtain adequate use of the vehicles, our ability to make physical settlement of our trading activity, to provide storage services to our customer, and to obtain necessary inventory would be curtailed and could be suspended entirely.

·	Through our CFC finance subsidiary, we make loans to our customers secured by coins and precious metals. Numerous CFC loans were paid off in March 2020 when the market experienced a temporary drop in precious metal prices, which reduced collateral coverage. This had the effect of decreasing the size of our loan portfolio and the interest earned on the portfolio. It also required us to substitute cash and our own precious metals inventory as collateral under our AMCF securitization program, as the pool of loans securing the program declined. While we did not experience any related losses, there is no assurance that this might not occur in the future.

The extent to which the COVID-19 pandemic affects our business will depend on future developments, including new information that may emerge concerning vaccines or treatments, the duration of the outbreak, and actions taken to contain the COVID-19 pandemic or mitigate its impacts, all of which are highly uncertain and cannot be predicted with confidence.

Our business is heavily dependent on our credit facility.

Our business depends substantially on our ability to obtain financing for our operations. The Trading Credit Facility (as further described and defined below) provides the Company with the liquidity to buy and sell billions of dollars of precious metals annually. The Trading Credit Facility is an uncommitted demand facility provided by a syndicate of financial institutions (the “Trading Credit Lenders”), and is currently scheduled to mature on March 26, 2021. A-Mark routinely uses funds drawn under the Trading Credit Facility to purchase metals from its suppliers and for operating cash flow purposes. Our CFC subsidiary also uses the funds drawn under the Trading Credit Facility to finance its lending activities. Although we intend to renew and extend the Trading Credit Facility prior to its maturity, there can be no assurance that we will be able to renew the Trading Credit Facility with the same or similar terms, if at all, which would reduce the financing available to us and could limit our ability to conduct our business, including the lending activity of our CFC subsidiary.

Pursuant to the terms of the Trading Credit Facility, each Trading Credit Lender may, at any time in its sole discretion (subject to certain notice requirements), decline to make loans to us. If we are unable to access funds under the Trading Credit Facility, we may be limited in the manner in which we conduct our business and we may be unable to engage in favorable business activities or finance future operations or capital needs.

The Trading Credit Facility requires us to maintain certain financial ratios and to comply with various operational and other covenants. Upon the occurrence of an event of default under the Trading Credit Facility that was not cured or waived pursuant to the terms of the Trading Credit Facility, the Trading Credit Lenders could elect to declare all amounts outstanding under the Trading Credit Facility to be due and payable immediately. Further, Trading Credit Lenders holding 50% or more of the indebtedness under the Trading Credit Facility may require us to repay all outstanding indebtedness under the Trading Credit Facility at any time, even if we are in compliance with the financial and other covenants under the Trading Credit Facility.

We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments, including the Trading Credit Facility, upon demand or acceleration, or at maturity, or that we would be able to refinance or restructure the payments under the Trading Credit Facility. The failure of A-Mark to renew or replace the Trading Credit Facility under such circumstances would reduce the financing available to us and could limit our ability to conduct our business, including the lending activity of our CFC subsidiary. There can be no assurance that we could procure replacement financing on commercially acceptable terms on a timely basis, or at all. We have pledged a significant portion of our assets as collateral under the Trading Credit Facility, and if we were unable to repay the amounts outstanding thereunder, the administrative agent under the Trading Credit Facility could proceed against the collateral granted to secure such indebtedness.

We are subject to fluctuations in interest rates based on the variable interest terms of the Trading Credit Facility and we may not be able to pass along to our customers and borrowers some or any part of an increase in the interest that we are required to pay under the Trading Credit Facility. Amounts under the Trading Credit Facility bear interest based on one month LIBOR plus (i) 2.50% for revolving credit line loans and (ii) 4.50% for loans extended in excess of the then-available revolving credit line. The LIBOR was approximately 0.14% as of December 31, 2020.

We could suffer losses with our financing operations.

We engage in a variety of financing activities with our customers:

·	Receivables from our customers with whom we trade in precious metal products are effectively short-term, non-interest-bearing extensions of credit that are, in certain cases, secured by the related products maintained in the Company’s possession or by a letter of credit issued on behalf of the customer. On average, these receivables are outstanding for periods of between 8 and 9 days.

·	The Company operates a financing business through CFC that makes secured loans at loan-to-value ratios—principal loan amount divided by the liquidation value, as conservatively estimated by management, of the collateral—of, in most cases, 50% to 85%. These loans are both variable and fixed interest rate loans, with some maturities on-demand and others from three to twelve months.

·	We make advances to our customers on unrefined metals secured by materials received from the customer. These advances are limited to a portion of the materials received.

·	The Company makes unsecured, short-term, non-interest-bearing advances to wholesale metals dealers and government mints.

·	The Company periodically extends short-term credit through the issuance of notes receivable to approved customers at interest rates determined on a customer-by-customer basis.

Our ability to minimize losses on the credit that we extend to our customers depends on a variety of factors, including:

·	our credit policies and controls designed to assure repayment based on loan-to-value ratio, which may prove inadequate to prevent losses;

·	our ability to sell collateral upon customer defaults for amounts sufficient to offset credit losses, which can be affected by a number of factors outside of our control, including (i) changes in economic conditions, including as a consequence of the current COVID-19 pandemic, (ii) increases in market rates of interest and (iii) changes in the condition or value of the collateral; and

·	the reserves we establish for loan losses, which may prove inadequate.

Litigation, regulatory actions and compliance issues could subject us to significant fines, penalties, judgments, remediation costs and/or requirements resulting in increased expenses.

We are subject to various laws, litigation, regulatory matters and ethical standards, and our failure to comply with or adequately address developments as they arise could adversely affect our reputation and operations. Our policies, procedures and practices and the technology we implement are designed to comply with federal, state, local and foreign laws, rules and regulations, including those imposed by the SEC and other regulatory agencies, the marketplace, the banking industry and foreign countries, as well as responsible business, social and environmental practices, all of which may change from time to time. Significant legislative changes, including those that relate to employment matters and health care reform, could impact our relationship with our workforce, which could increase our expenses and adversely affect our operations. In addition, if we fail to comply with applicable laws and regulations or implement responsible business, social and environmental practices, we could be subject to damage to our reputation, class action lawsuits, legal and settlement costs and civil liability, increased cost of regulatory compliance, restatements of our financial statements, disruption of our business and loss of customers. Any required changes to our employment practices could result in the loss of employees, reduced sales, increased employment costs, low employee morale and harm to our business and results of operations. In addition, political and economic factors could lead to unfavorable changes in federal and state tax laws, which may increase our tax liabilities. An increase in our tax liabilities could adversely affect our results of operations. We are also regularly involved in various litigation matters that arise in the ordinary course of business. Litigation or regulatory developments could adversely affect our business and financial condition.

There are various federal, state, local and foreign laws, ordinances and regulations that affect our trading business. For example, we are required to comply with the Foreign Corrupt Practices Act and a variety of anti-money laundering and know-your-customer rules in response to the USA Patriot Act.

The SEC has promulgated rules mandated by the Dodd-Frank Act regarding disclosure, on an annual basis, of the use of tin, tantalum, tungsten and gold, known as conflict minerals, in products manufactured by public companies. These rules require due diligence to determine whether such minerals originated from the Democratic Republic of Congo (the "DRC") or an adjoining country and whether such minerals helped finance the armed conflict in the DRC.

The Company has concluded that it is not currently subject to the conflict minerals rules because it is not a manufacturer of conflict minerals under the definitions set forth in the rules. Depending on developments in the Company’s business, it could become subject to the rules at some point in the future. In that event, there will be costs associated with complying with these disclosure requirements, including costs to determine the origin of gold used in our products. In addition, the implementation of these rules could adversely affect the sourcing, supply and pricing of gold used in our products. Also, we may face disqualification as a supplier for customers and reputational challenges if the due diligence procedures we implement do not enable us to verify the origins for the gold used in our products or to determine that the gold is conflict free.

CFC, which provides financing to customers of the Company, is required to comply with, or qualify for exemptions from, licensing, disclosure, usury and other lending regulations in each jurisdiction where it operates. For example, in California, CFC operates under a California Finance Lenders License issued by the California Department of Financial Protection and Innovation (formerly the California Department of Business Oversight). See “—Risks Relating to Our Regulatory Environment” below.

From time to time, we are also involved in, or the subject of, reviews, requests for information, investigations and proceedings (both formal and informal) by state and federal governmental agencies, including the Commodity Futures Trading Commission and other federal and state agencies which may assert oversight over aspects of CFC’s operations and CFC’s qualifications to conduct its business in certain jurisdictions, which could subject us to significant fines, penalties, obligations to change our business practices and other requirements resulting in increased expenses and diminished earnings. From time to time and presently we are also subject to information, investigations or proceedings by the Commodity Futures Trading Commission relating to other aspects of our businesses, including products and services offered by Goldline. Our involvement in any such matter also could cause significant harm to our reputation and divert management attention from the operation of its business, even if the matters are ultimately determined in our favor. Moreover, any settlement, or any consent order or adverse judgment in connection with any formal or informal proceeding or investigation by a government agency, may prompt litigation or additional investigations or proceedings as other litigants or other government agencies begin independent reviews of the same activities.

There can be no assurance that the regulation of our trading and lending businesses will not increase or that compliance with the applicable regulations will not become more costly or require us to modify our business practices.

Risks Relating to Our Regulatory Environment

CFC’s financing business operates in a highly regulated environment that is subject to continual review by a range of federal, state and local agencies, which results in inherent uncertainty. Changing federal, state, and local laws, as well as changing regulatory enforcement policies and priorities, may negatively impact our business.

CFC’s financing business is subject to an extensive patchwork of regulation, supervision and examination under United States federal, state and local laws and regulations, as well as the requirements of jurisdictions outside the United States. CFC is required to comply with numerous federal, state, and local laws and regulations that regulate the terms of the loans that CFC originates and its underwriting and disclosure processes. Any failure to comply with any of these laws or regulations could subject CFC to lawsuits or governmental actions and/or damage CFC’s reputation, which could materially and adversely affect CFC’s business. Regulators have broad discretion with respect to the interpretation, implementation, and enforcement of these laws and regulations, including through enforcement actions that could subject CFC to civil money penalties, customer remediations, increased compliance costs, and limits or prohibitions on CFC’s ability to offer certain loan products.

Additionally, federal, state, and local governments and regulatory agencies regularly review and may periodically enact new laws, regulations, and rules applicable to CFC’s loans. Federal and state regulators are also enforcing existing laws, regulations, and rules more aggressively and enhancing their supervisory expectations regarding the management of legal and regulatory compliance risks. Applicable regulations are constantly changing, and new laws or regulations, or new interpretations of existing laws or regulations, could have a materially adverse impact on CFC’s ability to operate as currently intended.

These regulatory changes and uncertainties make CFC’s business planning more difficult and could result in changes to its business model and potentially adversely impact its results of operations. New laws or regulations may also require CFC to incur significant expenses to ensure compliance. In addition, CFC’s failure to comply (or to ensure that its agents and third-party service providers comply) with these laws or regulations may result in costly litigation or enforcement actions, the penalties for which could include revocation of licenses, fines and other monetary penalties, civil and criminal liability, substantially reduced payments by borrowers, modification of the original terms of loans, permanent forgiveness of debt, or the inability to, directly or indirectly, collect all or a part of the principal of or interest on loans.

Proposals to change the statutes affecting financial services companies are frequently introduced in Congress and state legislatures that, if enacted, may affect CFC’s operating environment in substantial and unpredictable ways. In addition, numerous federal and state regulators have the authority to promulgate or change regulations that could have a similar effect on CFC’s operating environment. We cannot determine with any degree of certainty whether any such legislative or regulatory proposals will be enacted and, if enacted, the ultimate impact that any such potential legislation or implementing regulations, or any such potential regulatory actions by federal or state regulators, would have upon CFC’s business.

With respect to state regulation, although CFC seeks to comply with applicable state laws in all U.S. jurisdictions where it originates loans, including licensing and other requirements that CFC believes may be applicable to it, if CFC is found to not have complied with applicable laws, CFC could lose one or more of its licenses or authorizations or face other sanctions or penalties or be required to obtain a license in one or more such jurisdictions, which may have an adverse effect on CFC’s ability to make loans to borrowers in particular states and, thus, adversely impact CFC’s business.

While CFC has developed policies and procedures designed to assist in compliance with these laws and regulations, no assurance is given that its compliance policies and procedures will be effective. Failure to comply with these laws and with regulatory requirements applicable to CFC’s business could subject us or CFC to damages, revocation of licenses, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our or CFC’s business.

CFC has previously ceased business in certain jurisdictions due to regulatory restrictions and, if CFC exits additional jurisdictions due to regulatory restrictions, it could adversely affect our business as a whole.

In the past, CFC has ceased originating loans in, restricted its operations in, or chosen not to begin business in, certain jurisdictions due to regulatory restrictions that render its operations impermissible, unprofitable or impractical. In addition, because of onerous state or local regulation in addition to federal regulation, CFC may restrict or discontinue business in certain jurisdictions where CFC is otherwise active. As of December 31, 2020, CFC did not offer loans in certain U.S. states because we do not believe it is economically feasible for CFC to operate in those jurisdictions due to specific statutory or regulatory restrictions.

The adoption of state regulatory measures cannot be predicted, but we expect that other states may propose or enact similar restrictions affecting CFC’s loan products in the future, which could affect CFC’s operations in such states. Legislation or regulations targeting or otherwise directly affecting CFC’s financing business have been introduced or adopted in a number of states over the last few years, and we regularly monitor proposed legislation or regulations that could affect CFC’s business.

If CFC were forced to exit many key jurisdictions due to such concerns, we cannot guarantee that CFC will be able to find suitably attractive additional business opportunities elsewhere, which could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

We use lead providers and marketing affiliates to assist us in obtaining new customers and, and if lead providers or marketing affiliates do not comply with an increasing number of applicable laws and regulations, or if our ability to use such lead providers or marketing affiliates is otherwise impaired, it could adversely affect our business.

We are dependent on third parties, referred to as lead providers (or lead generators) and marketing affiliates, as a source of new customers, including for our Direct Sales business segment and new borrowers for CFC’s financing business. Our marketing affiliates place our advertisements on their websites that direct potential customers to our websites. Generally, lead providers operate, and also work with their own marketing affiliates who operate separate websites to attract prospective customers and then sell those “leads” to online traders and lenders. As a result, the success of our business depends substantially on the willingness and ability of lead providers or marketing affiliates to provide us customer leads at acceptable prices.

If regulatory oversight of lead providers or marketing affiliates is increased, through the implementation of new laws or regulations or the interpretation of existing laws or regulations, our ability to use lead providers or marketing affiliates could be restricted or eliminated. For example, the Consumer Financial Protection Bureau (“CFPB”) has indicated its intention to examine compliance with federal laws and regulations by lead providers and to scrutinize the flow of non-public, private borrower information between lead providers and lead buyers, such as us. Over the past few years, several states have taken actions that have caused us to discontinue the use of lead providers in those states. While these discontinuations did not have a material adverse effect on us, other states may propose or enact similar restrictions on lead providers and potentially on marketing affiliates in the future, and if other states adopt similar restrictions, our ability to use lead providers or marketing affiliates in those states would also be interrupted.

The failure by lead providers or marketing affiliates to comply with applicable laws or regulations, or any changes in laws or regulations applicable to lead providers or marketing affiliates or changes in the interpretation or implementation of such laws or regulations, could have an adverse effect on our business and could increase negative perceptions of our business and industry. Additionally, the use of lead providers and marketing affiliates could subject us to additional regulatory cost and expense. If our ability to use lead providers or marketing affiliates were to be impaired, our business, prospects, results of operations, financial condition and cash flows could be materially adversely affected.

Judicial decisions, CFPB rulemaking or amendments to the Federal Arbitration Act could render the arbitration agreements we use illegal or unenforceable.

We include arbitration provisions in our loan and financing agreements. These provisions are designed to allow us to resolve any customer disputes through individual arbitration rather than in court and explicitly provide that all arbitrations will be conducted on an individual and not on a class basis. Thus, our arbitration agreements, if enforced, have the effect of shielding us from class action liability. Our arbitration agreements do not generally have any impact on regulatory enforcement proceedings. We take the position that the arbitration provisions in loan and financing agreements, including class action waivers, are valid and enforceable; however, the enforceability of arbitration provisions is often challenged in court. If those challenges are successful, our arbitration and class action waiver provisions could be unenforceable, which could subject us to additional litigation, including additional class action litigation.

In addition, the U.S. Congress has considered legislation that would generally limit or prohibit mandatory arbitration agreements in consumer contracts and has enacted legislation with such a prohibition with respect to certain mortgage loan agreements and also certain consumer loan agreements to members of the military on active duty and their dependents. Further, the Dodd-Frank Act directed the CFPB to study consumer arbitration and authorized the CFPB to adopt rules limiting or prohibiting consumer arbitration, consistent with the results of its study. In July 2017, the CFPB issued a new rule on arbitration, which would have prohibited class action waivers in certain consumer financial services contracts. However, in November 2017, President Trump signed a joint resolution passed by Congress disapproving the rule under the Congressional Review Act. Because the rule was disapproved, it cannot be reissued in substantially the same form, and the CFPB cannot issue a substantially similar rule unless the new rule is specifically authorized by a law enacted after the date of the joint resolution disapproving the original rule.

Any judicial decisions, legislation or other rules or regulations that impair our ability to enter into and enforce consumer arbitration agreements and class action waivers will increase our exposure to class action litigation as well as litigation in plaintiff-friendly jurisdictions, which would be costly and could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

Our advertising and marketing materials and disclosures have been and continue to be subject to regulatory scrutiny.

In the jurisdictions where we operate, our advertising and marketing activities and disclosures are subject to regulation under various industry standards, borrower protection laws, and other applicable laws and regulations. Consistent with the lending industry as a whole, our advertising and marketing materials have come under increased scrutiny.

Going forward, there can be no guarantee that we will be able to advertise and market our business units in a manner we consider effective. Any inability to do so could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

Risks Related to our Common Stock and this Offering

The market price and trading volume of shares of our common stock has been and likely will continue to be volatile, which could cause the value of your investment to decline.

The market price of our common stock has been and likely will continue to be volatile, including as a result of the announcement of the JM Bullion acquisition. In addition, the stock markets generally may experience significant volatility, often unrelated to the operating performance of the individual companies whose securities are publicly traded. The trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines, you may be unable to resell your shares. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future.

Some of the factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock include:

·	any delay in our closing the acquisition;

·	actual or anticipated variations in our quarterly results of operations;

·	changes in our earnings estimates;

·	publication of research reports about us or our industry;

·	changes in market valuations of similar companies;

·	market reaction to any additional capital we raise in the future;

·	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

·	additions or departures of key personnel;

·	actions by institutional stockholders;

·	speculation in the press or investment community about our company or industry or the economy in general;

·	the occurrence of any of the other risk factors presented or incorporated by reference in this prospectus supplement or the accompanying prospectus, including those listed under the heading “—Risks Relating to the Acquisition of JM Bullion” above; and

·	general market and economic conditions.

In addition to factors affecting the volatility of our common stock generally, the effects of the COVID-19 pandemic, which appears to have resulted in a substantial increase in the demand for precious coins and metal products, could subside and our revenues and profits could decline. This could place downward pressure on the trading price of our common stock.

Future offerings of debt, which would be senior to our shares upon liquidation, and/or preferred equity securities, which may be senior to our shares upon liquidation, could adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or preferred equity securities. If a liquidation event were to occur, holders of our debt securities and preferred shares and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of shares of our common stock are not entitled to preemptive rights or other protections against dilution. Our preferred shares, if issued, could have a preference on liquidating distributions or a preference on distribution payments that could limit our ability to make a distribution to the holders of shares of our common stock. Since our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of shares of our common stock and diluting their shareholdings in us.

The number of shares available for future sale could adversely affect the market price of shares of our common stock.

We cannot predict whether future issuances of our shares or the availability of shares of our common stock for resale in the open market will decrease the market price per share of shares of our common stock. Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of shares of our common stock and make it difficult for us to raise funds through securities offerings in the future. Following this offering (but prior to the acquisition), approximately 30% of the outstanding shares of our common stock will be held by members of our board and management. In addition, as of December 31, 2020, there were 1,195,374 shares of common stock issuable upon exercise of outstanding options under the 2014 Plan. These shares can be sold in the public market upon issuance, subject to restrictions under the securities laws applicable to resales by affiliates. If any of our stockholders cause, or there is a perception that they may cause, a large number of their shares to be sold in the public market, the sales could reduce the trading price of shares of our common stock and could impede our ability to raise future capital. In addition, we, all of our directors, our executive officers and the selling stockholders have each agreed, subject to certain exceptions, to be subject to a 90-day lock-up restriction in connection with this offering. The market price of our common stock may decline when this lock-up restriction lapses.

A portion of the consideration for our acquisition of JM Bullion consists of restricted shares of our common stock, which could create a market overhang when they become freely tradable and depress the price of our common stock.

Part of the consideration for our acquisition of JM Bullion consists of shares of our common stock, which are estimated to represent approximately 10% of our common stock expected to be outstanding following consummation of this offering. The current stockholders of JM Bullion have agreed to lockup the shares that they will receive for a period of nine months following the closing of the acquisition. Following that time, certain of the holders will be able to sell the stock they receive pursuant to Rule 144 under the Securities Act. Two of these stockholders may be deemed to be our affiliates, and their ability to resell their shares under Rule 144 will be limited. We have therefore agreed to register their shares under the Securities Act for resale after the conclusion of the lockup period. The availability of the shares issued to the existing stockholders of JM Bullion for resale in the open market at the end of the lockup period could create an overhang on the market for our shares and depress the price of our common stock at that time.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price may decline. If analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline and our common stock to be less liquid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents incorporated by reference into this prospectus supplement or the accompanying prospectus contain statements such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions, which constitute “forward-looking statements” within the meaning of the federal securities law. Forward-looking statements are based on our current plans, expectations and projections about future events. We caution you therefore against relying on any of these forward-looking statements. They give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed in or implied by such forward-looking statements.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference herein or therein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors, including, among others:

·	our ability to consummate the acquisition of JM Bullion, on the expected terms or timeframe, or at all;

·	our ability to integrate JM Bullion into our existing operations;

·	our ability to realize the anticipated benefits of the acquisition of JM Bullion;

·	the pendency of the acquisition could adversely affect our business, financial results and operations, and the market price of shares of our common stock;

·	our actual financial position and results of operations may differ materially from the unaudited pro forma financial data included in this prospectus supplement;

·	the current COVID-19 pandemic and the timing and efficacy of the efforts to constrain the infection;

·	general economic, business and market conditions, including in particular how these conditions are being affected by the COVID-19 pandemic;

·	negative publicity about our products or services;

·	issues affecting our supply chain, including fluctuations in the cost and availability of precious metals and precious metal products;

·	political conditions and extremist threats in the United States and globally;

·	the impact of regulation from regulatory authorities, and changes in legal and regulatory requirements and enforcement practices;

·	our historical and pro forma financial information may not be reliable indicators of our future results of operations and financial condition;

·	the impact of changes to the U.S. Federal income tax laws;

·	the loss of the services of key personnel, including key management and employees of JM Bullion;

·	the inability to attract, retain and motivate employees;

·	failure to establish and maintain an effective system of integrated internal controls;

·	failure to maintain adequate cybersecurity protection for our critical information technology infrastructure or similar breaches at our service providers;

·	litigation, legal and administrative proceedings;

·	the impact of any offering or sales of our securities pursuant to this prospectus supplement or otherwise, including resulting tax implications; and

·	additional factors discussed in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference herein or therein under the caption “Risk Factors.”

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein or therein. All forward-looking statements are made as of the date of this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference in these documents, as applicable, and the risk that actual results, performance and achievements will differ materially from the expectations expressed in or referenced by the applicable document will increase with the passage of time. Except as otherwise required by the U.S. Federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements we make in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, as applicable, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein or therein, the inclusion of such forward-looking statements should not be regarded as representation by us or any other person that the objectives and strategies set forth in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein or therein will be achieved.

ACQUISITION OF JM BULLION

History of JM Bullion

JM Bullion is a leading e-commerce retailer providing access to a broad array of gold, silver, copper, platinum, and palladium products through its own websites and marketplaces. JM Bullion owns and operates five separately branded websites targeting specific niches within the precious metals market, including JMBullion.com, ProvidentMetals.com, Silver.com, GoldPrice.org, and SilverPrice.org.

JM Bullion, Inc. (“JM Bullion”) commenced operations in September 2011, with the goal of making the online purchase and sale of precious metals products easy and transparent. Today, JM Bullion is a leading e-commerce retailer providing access to a broad array of gold, silver, copper, platinum, and palladium products through its own websites and marketplaces. JM Bullion owns and operates three separately branded websites targeting specific segments within the precious metals market, including JMBullion.com, ProvidentMetals.com, and Silver.com, and two websites, GoldPrice.org and SilverPrice.org that publish data on precious metal and cryptocurrency pricing and generate leads for its other websites. As of December 31, 2020, JM Bullion had approximately 1.3 million total customers and approximately 300,000 active customers. JM Bullion also repurchases precious metal products from customers. Customers transact a repurchase either online or by phone, and receive payment following JM Bullion’s receipt of the products being repurchased and confirmation of their authenticity. JM Bullion repurchased product for approximately $220 million in calendar 2020.

The headquarters of JM Bullion are located at 8350 North Central Expressway, Suite 250, Dallas, Texas 75206.

Recent Performance

In calendar 2020, JM Bullion achieved these milestones:

·	In excess of 300,000 new customers, an approximate 167% year-over-year increase (excluding the 225,397 new customers acquired in 2019 through the purchase of certain assets related to ProvidentMetals.com);

·	In excess of 300,000 active customers, an approximate 73% year-over-year increase;

·	Nearly 800,000 orders, an approximate 72% year-over-year increase;

·	Approximately $1,900 in average order value, an approximate 36% year-over-year increase;

·	In excess of 500,000 ounces of gold product sold, an approximate 172% year-over-year increase; and

·	In excess of 21 million ounces of silver product sold, an approximate 117% year-over-year increase.

Our Relationship with JM Bullion

Historical relationship

We believe that our relationship with JM Bullion over the past decade has been an important factor in JM Bullion’s accelerating growth.

We began selling product to JM Bullion in 2013. In 2014, we made an initial equity investment in JM Bullion to access an important online retail channel for precious metal products, and to gain insight into JM Bullion’s online marketing and search engine optimization. At the same time, we began to provide certain logistic services to JM Bullion, including secure storage and delivery services. We also entered into an exclusive supplier agreement with JM Bullion, pursuant to which we agreed to supply JM Bullion with substantially all its requirements for bullion product, and assisted JM Bullion with its hedging operations.

In 2015, we opened our Las Vegas distribution facility, which enabled us to provide JM Bullion with increased logistic support that matched its growth. We extended our exclusive supplier agreement with JM Bullion, and began to provide backend support for JM Bullion’s buyback program in October 2016. At the same time, we made an additional investment in JM Bullion, increasing our equity interest to approximately 21%. We also extended our exclusive supplier agreement with JM Bullion. In late 2016, we began to provide backend support for JM Bullion’s buyback program. In 2017, our Chief Executive Officer, Mr. Gregory Roberts, joined the board of JM Bullion.

Our exclusive supplier agreement with JM Bullion ended in mid-2020, but we continue to supply JM Bullion with the majority of its product needs. In calendar 2020, our sales to JM Bullion totaled approximately $1.05 billion or approximately 17% of our total sales. In addition to being a significant source of revenue, our relationship with JM Bullion has provided us with important insight into the retail market for precious metals.

We and JM Bullion are parties to a repurchase (or “repo”) arrangement that allows JM Bullion to reserve product for future purchase. Under this arrangement, JM Bullion pays us an upfront premium and also pays us an interest factor on the amount of the product subject to the repo arrangements. When JM Bullion elects to purchase the product out of repo, it pays us the spot price for the metal in effect at the time of purchase. The average value of product that was subject to repo arrangements between us and JM Bullion during calendar 2020 was $23.0 million.

We currently own 20.53% of the outstanding shares of JM Bullion and have historically accounted for our investment under the equity method, under which we adjusted the carrying value of the investment for our proportionate share of JM Bullion’s earnings or losses, with the corresponding share of earnings or losses reported in other income (expense), net in our statements of income. On February 8, 2021, we entered into an agreement to purchase the remaining 79.47% ownership interests of JM Bullion for a purchase price of approximately $138.3 million in cash and stock, subject to adjustment as described below. We expect to fund the majority of the cash portion of the purchase price of this acquisition with the proceeds from this offering.

Acquisition Strategy

We believe that our acquisition of JM Bullion will:

·	Expand our e-commerce channel for precious coin and metals sales, which we believe has been growing quickly and taking market share from traditional brick and mortar precious metals retailers in recent years;

·	Assist in leveraging proven and internally developed online marketing strategies which we believe will allow us to acquire additional customers at cost-effective rates;

·	Allow us to more effectively tailor our merchandising and pricing strategies to target multiple customer demographics across our combined six unique consumer-facing brands;

·	Enhance our ability to repurchase product from new and existing customers;

·	Expand our logistics footprint by adding a centrally located distribution hub in Dallas, Texas, which we expect will further improve our ability to service customers on the East Coast as well as expand our overall capacity;

·	Further diversify our business between wholesale and retail distribution;

·	Allow us to offer JM Bullion customers proprietary precious metal products as well as offer additional services, such as distribution, storage, and logistics, to JM Bullion’s customer base;

·	Enable us to leverage the increased size of our combined business to achieve more favorable pricing and financing terms;

·	Provide JM Bullion with opportunities for geographic expansion through our international presence; and

·	Allow JM Bullion to introduce new bullion offerings in the retail market.

Business of JM Bullion

JM Bullion is an internet retailer of precious metal products that it sells through its proprietary websites.

Products

JM Bullion’s products include primarily coins, rounds, and bars.

·	Coins are minted by a sovereign government. As legal currency, they have a face value, although the face value is usually low compared to the value of their precious metal content. Examples of coin products are silver and gold American Eagles produced by the U.S. Mint.

·	Rounds are coin-like objects minted by private mints, have no face value and are not legal currency. Their value is solely based upon their precious metal content. They may have any design, for example designs that commemorate special events or that are devoted to themes, such as sports, or that feature the brand of the mint.

·	Bars are ingot-shaped precious metal objects that are usually produced by private mints. The bars are typically stamped with the name of the mint, the precious metal content and often a design or the logo of the mint. Like rounds, bars have no face value, are not legal currency and are valued based on their precious metal content.

Coins, rounds and bars are made from silver, gold, platinum, or palladium and in some cases copper. JM Bullion occasionally sells jewelry products fashioned around coins or rounds as well.

Typically, JM Bullion offers approximately 2,000 different products, measured by stock keeping units or SKUs, on its websites. This number can vary over time, particularly when demand is high and certain SKUs may be out of stock.

JM Bullion has historically purchased a majority of its products from A-Mark. In 2020, approximately 75% of JM Bullion’s product offerings were sourced from A-Mark, with the remaining product coming from approximately 10 other suppliers. JM Bullion also has a direct purchasing relationship with certain governmental and private mints.

While JM Bullion maintains an inventory of precious metal products for sale to its customers, it does not speculate in precious metal. As such, it attempts to at all times be fully hedged against movements in precious metal pricing. It does so through the purchase of both short and long futures contracts with a major financial institution.

As a service to its customers, JM Bullion makes available for sale on its websites protective accessories for precious metal products, including acrylic coin holders and capsules, coin tubes and silver bar tubes.

Websites

JM Bullion operates five websites: JMBullion.com, ProvidentMetals.com, Silver.com, SilverPrice.org and GoldPrice.org. JMBullion.com is the original website of JM Bullion. ProvidentMetals.com was purchased by JM Bullion as an operational website in 2019, while JM Bullion purchased the domain name Silver.com in 2013. SilverPrice.org and GoldPrice.org are primarily precious metals price checking websites, and these were purchased by JM Bullion in 2017.

Customers may order product on each of the JMBullion.com, ProvidentMetals.com and Silver.com websites. While each of these sites appeals to a different customer clientele and may from time to time have slightly different product offerings, all orders are processed in the same manner. Customers may either become registered users or order as guests. Registration offers certain benefits, including the ability to store shipping and billing information and to reserve product for future purchase. Customers may place their orders online, or they may use the toll-free telephone number available on the websites to order through a customer representative. Customer support is available through each of the websites.

The SilverPrice.org and GoldPrice.org websites provide real time price information on silver, gold, and cryptocurrencies. Although customers cannot order product on these websites, the websites direct visitors to JMBullion.com for placing orders. JM Bullion accepts paid third-party advertising on these sites as an additional source of revenue.

JM Bullion utilizes an internally developed search engine optimization, or SEO, strategy to drive traffic to its websites, particularly to JMBullion.com. We believe that JM Bullion’s SEO strategy provides its business with a significant competitive advantage. JM Bullion also pays for placement on the major search engines, including Google, Bing, Apple, and Yahoo!, employing internally developed strategies to reach a targeted audience and to optimize the cost effectiveness of paid for searches.

Payment and Delivery of Product

JM Bullion accepts virtually all major payment methods, as well as cryptocurrency, but does not ship product unless payment has been received or verified.

Although JM Bullion accepts payment in cryptocurrency, it converts these currencies into U.S. dollars and does not maintain a position or exposure to fluctuations in the value of cryptocurrencies.

We believe that JM Bullion has a robust anti-money laundering, or AML, program. In addition, to internally monitoring sales for potential violation of AML laws and regulations, JM Bullion employs an external firm to monitor AML compliance on a monthly basis and to perform an annual AML audit.

Currently, JM Bullion only delivers product in the United States, and does not have any significant international sales.

Buyback Program

JM Bullion also offers to repurchase precious metal products through its websites. With its buyback program, JM Bullion provides collectors of precious metal products with a means to dispose of their holdings at transparent and competitive prices. This contrasts with the prevailing circumstances before the advent of ecommerce in precious metal products, when a selling collector would have to locate a coin dealer willing to purchase product, often at a steep discount to value.

The buyback program is a source of inventory for JM Bullion, which is able to acquire product for resale at a discount to dealer prices. In 2020, JM Bullion repurchased approximately $220 million of product through its buyback program. Product repurchased through the program accounted for approximately 14.7% of the sales made by JM Bullion during 2020.

Generally, JM Bullion will indicate on its websites the products that it is interested in repurchasing, and a collector seeking to sell such products may arrange the sale online. Alternatively, the collector may call a customer representative using the toll-free number on the website and arrange a sale by telephone. By calling a customer representative, the collector may also determine if JM Bullion has an interest in repurchasing products that are not listed on the website.

The collector will be offered a price at, or at a slight discount to, prevailing spot prices for the relevant precious metal. If the collector desires to sell at that price, the collector ships the product for sale to the location directed by JM Bullion. Upon receipt, the product is tested for authenticity and, once validated, JM Bullion will then make prompt payment for the product.

Logistics

Since 2014, JM Bullion has outsourced its logistics functions to A-Mark, which A-Mark conducts out of its distribution facility in Las Vegas, Nevada. These functions have included inventory storage, with JM Bullion’s products being stored in segregated cages at A-Mark’s Las Vegas facility. A-Mark also ships and tracks product sent to the customers of JM Bullion from this facility, using an application program interface, or API, that is integrated with JM Bullion’s sales function. A-Mark has also historically provided the backend support for JM Bullion’s buyback program. Collectors were directed to ship products for purchase to A-Mark’s Las Vegas facility, where they were checked for authenticity and then stored on behalf of JM Bullion.

With the opening of JM Bullion’s distribution facility in Dallas, Texas, the backend logistics for the buyback program has been relocated to Dallas. JM Bullion anticipates migrating its other logistic functions to the Dallas facility in the near term. Following consummation of its acquisition of JM Bullion, A-Mark expects that the Dallas distribution facility will be integrated with A-Mark’s logistics functions and will facilitate more efficient and timely shipment of product by A-Mark to locations in the Midwest and the East Coast.

JM Bullion does not itself offer its customers storage facilities for their precious metal products. However, on the JM Bullion websites customers interested in storage capabilities are directed to A-Mark, which provides this service through its TDS subsidiary.

Competitors

JM Bullion competes with numerous other online retailers of direct-to-consumer precious metal products. Its principal competitors include APMEX, SD Bullion and Bullion Exchanges. Competition is based primarily on price and customer service, including the ability to offer same day shipping. To a lesser extent, competition is also based on product availability, although all major ecommerce retailers will typically stock the products that are most in demand.

Employees

JM Bullion has approximately 80 employees, almost all of whom are located at its Dallas headquarters or its Dallas distribution facility. Of these employees, approximately 5 are in executive management; 15 are in accounting, finance and hedging; 4 are in sales and marketing; 48 are in customer service, buybacks, and distribution; and 8 are in information technology. JM Bullion also engages consultants and other external service providers, including to assist with the opening of its new distribution facility and for various auditing services.

Management

JM Bullion is led by an experienced management team:

·	Michael R. Wittmeyer, age 31, is a co-founder and Chief Executive Officer of JM Bullion. He has extensive experience in search engine optimization, digital marketing and ecommerce operations.

·	Bradley Harris Berbette, age 59, is the Chief Operating Officer of JM Bullion, joining the company in 2020. He has a 36-year background in supply chain, operations, customer service, e-commerce, and general management.

·	Robert E. Byerley, Jr., age 61, is the Chief Financial Officer of JM Bullion, joining the company in October 2015. He has a 32-year background in financial, accounting and management operations, including with specialty-finance and ecommerce companies.

·	Aloysius Lee, age 43, is JM Bullion’s Director of Web Technologies, joining the company in September 2015. He has more than 20 years of experience in ecommerce and enterprise product and platform development and digital strategy.

·	Robert J. Pacelli, age 37, is JM Bullion’s Internet Marketing Director, joining the company in October 2013. He has over 17 years of experience managing digital marketing campaigns for internet retailers across a broad array of platforms.

Documentation Regarding Our Acquisition of JM Bullion

The following summaries describe certain material provisions of the stock purchase agreement entered into by us, the other stockholders of JM Bullion, sometimes referred to as the JMB selling stockholders, and Michael R. Wittmeyer as the representative of the other stockholders, and certain related agreements. These summaries are not complete. The stock purchase agreement and the other documents described below have been filed by us with the SEC, and you are referred to that filing for the full text of these documents. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Stock Purchase Agreement

Stock Purchase

The stock purchase agreement provides for the acquisition by us of the 79.47% interest in JM Bullion that we do not currently own.  Following the closing of the acquisition, JM Bullion will become our wholly-owned subsidiary.

Stock Purchase Consideration

The purchase price for the acquisition is approximately $138.3 million, consisting of $103.7 million in cash and $34.6 million in our common stock. For this purpose, our common stock has been valued at $28.96 per share, which represents the volume-weighted average of the trading prices of our common stock for the 30 consecutive trading days immediately preceding the date of the stock purchase agreement. The cash portion of the purchase price will be reduced by an amount equal to 20.53% of the amount of a cash redemption to be made by JM Bullion to its other stockholders prior to the acquisition.  In addition, the common stock portion of the purchase price will be reduced so that no single stockholder of JM Bullion will own more than 4.8% of our common stock immediately following the acquisition. If the common stock consideration of a selling stockholder is reduced, the cash consideration payable to that stockholder will be increased by an amount equal to 65% of the value of the decrease in the common stock consideration.

The purchase price is subject to post-closing purchase price adjustments with respect to transaction expenses payable by JM Bullion prior to or following the closing date; the net tangible assets of JM Bullion immediately prior to the closing; and the indebtedness of JM Bullion as of immediately prior to the closing. $500,000 of the cash consideration payable to the JMB selling stockholders will be deposited with an escrow agent, to secure payment of any amounts due from the JMB selling stockholders in respect of any purchase price adjustment.

Representations and Warranties

The stock purchase agreement contains customary transactional representations and warranties of the parties. It also includes representations by us with respect to the sale of our common stock to fund the acquisition, and representations by the JM Bullion selling stockholders with respect to their sophistication and investment intent in acquiring the stock portion of the acquisition consideration.

Covenants

The stock purchase agreement contains certain customary covenants, including with respect to the conduct of the business of JM Bullion prior to closing; obtaining necessary regulatory and other consents; and exclusivity. The stock purchase agreement contains certain other covenants, including the following:

·	Covenant Not to Compete; Non-Solicitation. The stock purchase agreement provides that for the period beginning on the closing date of the acquisition and ending on the fifth anniversary of the closing date certain key personnel of JM Bullion will not participate in, engage in, or have a financial or management interest in any business operation of any enterprise that engages directly or indirectly in the business of JM Bullion or us; or induce directly or indirectly any individual who as of the date of the stock purchase agreement is an employee or independent contractor of us or JM Bullion to leave such employment or independent contractor relationship following the closing.

·	Common Stock Offering. The stock purchase agreement requires us to use our reasonable commercial efforts to effect a common stock offering, at a price and in such amount as necessary to fund the cash portion of the purchase price. The stock purchase agreement also requires the JMB selling stockholders to use their reasonable commercial efforts to cooperate with us in connection with the common stock offering.

Director and Officer Indemnification and Insurance.

The stock purchase agreement requires us to preserve the existing rights of the officers and directors of JM Bullion to indemnification, advancement of expenses and exculpation. It also requires us to cause JM Bullion to maintain for a period of six years directors’ and officers’ liability insurance for these officers and directors covering the period prior to closing of the acquisition or to obtain equivalent “tail” insurance policies.

Conditions to the Closing of the Stock Purchase.

The stock purchase agreement contains customary conditions to closing of the acquisition, including the accuracy of representations and warranties, the performance of covenants, expiration or termination of the waiting period under the Hart-Scott-Rodino Act, the absence of a material adverse effect, as customarily defined, with respect to the business of JM Bullion or us, respectively, and the absence of any action by a governmental authority restraining the transaction. There are additional conditions to our obligation to consummate the acquisition, including that JM Bullion shall have a prescribed minimum net worth and that the registration statement of which this prospectus supplement and the accompanying prospectus forms a part shall have become effective and the offering of our common stock, at a prescribed minimum price per share, shall have been consummated in an amount sufficient to fund the acquisition.

Termination of the Stock Purchase Agreement.

The stock purchase agreement contains customary termination provisions, including if the closing has not occurred by June 7, 2021. If the JMB selling stockholders terminate the stock purchase agreement because we have breached our obligations with respect to the consummation of the offering of our common stock, or if our breach results in the inability to consummate common stock offering, or if we terminate because of our inability to consummate the common stock offering, we will be required to pay a $1.2 million termination fee to the JMB selling stockholders.

Indemnification.

The stock purchase agreement contain customary provisions for our indemnification by the selling stockholder with respect to breaches of representations, warranties and covenants, claims by current or former officers or directors of JM Bullion and certain tax matters.

The stock purchase agreement provides that $4,205,300 of the cash portion of the purchase price will be placed in escrow to satisfy indemnification obligations of the JMB selling stockholders, other than in respect of tax matters, which will be released on the 12-month anniversary of the closing date. The stock purchase agreement also provides that $794,700 of the cash portion of the purchase price will be placed in escrow to satisfy the indemnification obligations of the JMB selling stockholders in respect of tax matters, which will be released on the 24-month anniversary of the closing date. Other than with respect to the breach of certain fundamental representations and fraud, willful misconduct or willful concealment, our recourse for the breach by the JMB selling stockholders of their representations and warranties will be limited to $5,000,000.

Ancillary Agreements

Michael R. Wittmeyer Employment Agreement

Subject to the closing of the acquisition, Mr. Wittmeyer will enter into a new employment agreement with JM Bullion under which he will continue to serve as its chief executive through June 30, 2024. The agreement provides that Mr. Wittmeyer will be nominated to serve as a member of our board for so long as he continues to be employed under the employment agreement or holds at least 75% of the common stock he receives in connection with the acquisition. The agreement also provides that Mr. Wittmeyer will be granted non-qualified stock options to acquire 60,000 shares of our common stock, which will vest on June 30, 2024 and will have a term of 10 years from date of grant. The agreement contains customary non-competition and non-solicitation provisions, which will survive for a period of two years following the date of termination of employment.

Lock-Up Agreements

Each JMB selling stockholder will enter into a lock-up agreement with us with respect to the shares of our common stock they receive in connection with the acquisition. Subject to certain limited and customary exceptions, the JMB selling stockholders may not sell or transfer these shares for 270 days following the closing of the acquisition.

Registration Rights Agreement

We will enter into a registration rights agreement with certain of the JMB selling stockholders. In this agreement, we will agree to file a registration statement with the SEC, registering for resale the shares of our common stock to be received by these JMB selling stockholders in connection with acquisition no later than 60 days prior to the expiration of the transfer restrictions under the lock-up agreements. We will also agree to use commercially reasonable efforts to cause the registration statement to become effective as soon as practicable following the expiration of the transfer restrictions, and to keep the registration statement continuously effective until all shares registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act.

Redemption Agreement

The JMB selling stockholders and JM Bullion will enter into a redemption agreement, pursuant to which JM Bullion will agree to pay a cash dividend to the JMB selling stockholders selling stockholders immediately prior to the closing of the acquisition in partial redemption of their shares in JM Bullion.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of 2,500,000 shares of common stock in this offering will be approximately $[·] million, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters’ over-allotment option is exercised in full, we estimate that we will receive net proceeds of approximately $[·] million, after deducting underwriter discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

We currently intend to use the net proceeds we receive from this offering to fund a portion of the cash consideration payable in connection with the acquisition of JM Bullion and related costs and expenses. We estimate that approximately $[·] million in cash will be required to fund the acquisition and related costs and expenses, of which approximately [·]% will be sourced with the proceeds of this offering.

Completion of this offering is not contingent on completion of the acquisition. Accordingly, even if the acquisition is not consummated, shares of our common stock sold by us in this offering will remain outstanding. If the acquisition of JM Bullion is not consummated for any reason, we expect to use the net proceeds to us from this offering for general corporate purposes. In that case, the amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. Our management will have broad discretion in the allocation of the net proceeds to us from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

We expect that the acquisition of JM Bullion will be consummated within 30 business days of the closing of this offering, and that pending their application to the acquisition, the net proceeds to us from this offering will be held in overnight funds. If the acquisition of JM Bullion is not consummated for any reason, pending their final application, we intend to invest the net proceeds to us from this offering in interest-bearing funds and/or investment-grade securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2020:

·	on a historical basis;

·	on an as adjusted basis, after giving effect to this offering and the payment of underwriting discounts and expenses (but not the application of the net proceeds to us therefrom), assuming no exercise of the underwriters’ over-allotment option; and

·	on a pro forma basis to give effect to this offering, the acquisition and the other adjustments described in “Unaudited Pro Forma Financial Data” and the application of the net proceeds to us from this offering for those purposes, as described herein in “Use of Proceeds.”

The completion of this offering is not conditioned upon the closing of the acquisition of JM Bullion.

The as adjusted and pro forma data in the following table assumes that the transactions referred to above had been completed as of December 31, 2020, on the terms and in accordance with the assumptions set forth under “Unaudited Pro Forma Financial Data” included elsewhere in this prospectus supplement. Undue reliance should not be placed on the pro forma information included in this capitalization table because this offering is not contingent on completion of the acquisition and the other adjustments described in “Unaudited Pro Forma Financial Data” or the application of the net proceeds to us from this offering for those purposes. This table should be read in conjunction “Use of Proceeds,” “Unaudited Pro Forma Financial Data” and our unaudited consolidated financial statements and notes thereto and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020, included or incorporated by reference in this prospectus supplement.

	As of December 31, 2020
	Historical	As Adjusted	Pro Forma
	(in millions, except per share amounts)
Cash and cash equivalents	$14.9	$	$

Debt:
Lines of credit	$175.0	$	$
Liabilities on borrowed metals	141.8
Product financing arrangements	272.5
Notes Payable	92.9
Total debt, net	682.2

Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, actual, as adjusted and pro forma; no shares issued and outstanding, actual, as adjusted and pro forma	-
Common stock, $0.01 par value, 40,000,000 shares authorized, actual, as adjusted and pro forma; 7,131,462 shares issued and outstanding, actual; 9,631,462 shares issued and outstanding, as adjusted; 10,658,791 shares issued and outstanding, pro forma	0.1
Additional paid-in capital	29.1
Retained earnings	84.4
Total equity before non-controlling interests	113.6
Non-controlling interest	4.8
Total stockholders’ equity	118.4
Total capitalization	$800.6	$	$

UNAUDITED PRO FORMA FINANCIAL DATA

The proposed acquisition of JM Bullion by A-Mark (the “Transaction”) follows a longstanding and highly synergistic relationship between the companies that dates back to A-Mark’s initial minority investment in JM Bullion in 2014.

The following unaudited Pro Forma Condensed Combined Balance Sheet and the unaudited Condensed Combined Statements of Income (collectively, the “unaudited Pro Forma Condensed Combined Financial Information”) are presented to illustrate the estimated effects of the Transaction and certain other related adjustments described below (collectively, “Adjustments” or “Transaction Accounting Adjustments”). The Pro Forma Financial Information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures about Acquired and Disposed Businesses, as adopted by the U.S. Securities and Exchange Commission on May 20, 2020 (“Article 11”).

The following unaudited Pro Forma Condensed Combined Balance Sheet and the unaudited Condensed Combined Statements of Income are based on separate historical financial statements of A-Mark and JM Bullion after giving effect to the Transaction. The unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2020 is presented as if the Transaction occurred on December 31, 2020.

The unaudited Pro Forma Condensed Combined Statements of Income for the six months ended December 31, 2020, for the twelve months ended December 31, 2020, and for the twelve months ended June 30, 2020 are presented as if the Transaction had occurred on July 1, 2019. The historical financial information of A-Mark and JM Bullion reflect factually supportable items that are directly attributable to the Transaction.

The unaudited Pro Forma Condensed Combined Statements of Income for the last twelve months (“LTM”) ended December 31, 2020 has been derived by (i) taking A-Mark’s consolidated statement of income data for the fiscal year ended June 30, 2020, (ii) subtracting A-Mark’s consolidated statement of income data for the six months ended December 31, 2019, (iii) adding A-Mark’s consolidated statement of income data for the six months ended December 31, 2020, and (iv) adding the consolidated income statement data of JM Bullion for the year ended December 31, 2020. The LTM data has been prepared in connection with this offering and for other internal purposes. The LTM data was not prepared in the ordinary course of A-Mark’s financial reporting and has not been audited or reviewed by A-Mark’s independent auditors.

The historical unaudited consolidated financial statements of JM Bullion for the six months ended December 31, 2019, which are not included in this prospectus supplement, have been derived from the historical audited consolidated financial statements of JM Bullion for the calendar year ended December 31, 2019, from which have been subtracted the historical unaudited consolidated financial statements of JM Bullion for the six months ended June 30, 2019.

The unaudited Pro Forma Condensed Combined Financial Information has been prepared using the acquisition method of accounting under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, and any excess value of the consideration transferred over the net assets will be recognized as goodwill. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of December 31, 2020 based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed using information currently available. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited Pro Forma Condensed Combined Financial Statements and the Company’s future results of operations and financial position.

Accordingly, Transaction Accounting Adjustments are preliminary, subject to further Adjustments as additional information becomes available and as additional analyses are performed and have been made solely for the purpose of providing the unaudited Pro Forma Condensed Combined Financial Information presented below. Increases or decreases in the consideration given will result in Adjustments to the historical Balance Sheet and/or Statements of Income. There can be no assurance that the final determination will not result in material changes. The assumptions and estimates underlying the Adjustments in the unaudited Pro Forma Condensed Combined Financial Information are described in the accompanying notes, which should be read together with the unaudited Pro Forma Condensed Combined Financial Information.

The unaudited Pro Forma Condensed Combined Financial Information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the Transaction been completed as of the dates indicated nor are they meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the Transaction. In addition, the unaudited Pro Forma Condensed Combined Financial Information do not purport to project the future operating results of the combined company. Furthermore, the unaudited Pro Forma Condensed Combined Financial Information does not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from integration activities.

The unaudited Pro Forma Condensed Combined Financial Information should be read together with:

·	The accompanying notes to the unaudited Pro Forma Condensed Combined Financial Information;

·	A-Mark’s audited historical consolidated financial statements and accompanying notes as of and for the year ended June 30, 2020, included in A-Mark's Annual Report on Form 10-K for the fiscal year ended June 30, 2020, as filed with the SEC, and the unaudited condensed consolidated financial statements and accompanying notes included in A-Mark’s Quarterly Report on Form 10-Q as of and for the six months ended December 31, 2020, as filed with the SEC, each of which is incorporated by reference into this prospectus supplement; and

·	Audited financial statements of JM Bullion, as of December 31, 2020 and December 31, 2019, and the accompanying notes to the financial statements, which are included in this prospectus supplement.

A-MARK PRECIOUS METALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2020

(IN THOUSANDS)

	Historical Results
	A-Mark Precious Metals, Inc. (As reported)	JM Bullion, Inc. (As adjusted)	Transaction Accounting Adjustments		A-Mark Precious Metals, Inc. Pro Forma Combined
ASSETS
Current assets:
Cash	$14,922	$11,740	$(20,005)	(a)	$6,657
Receivables, net	101,864	234	13,745	(b)	115,843
Derivative assets	57,849	-	949	(c)	58,798
Secured loans receivable	95,817	-	-		95,817
Precious metals held under financing arrangements	160,255	-	-		160,255
Inventories:
Inventories	245,151	86,307	(47,671)	(d)	283,787
Restricted Inventories	272,531	-	-		272,531
	517,682	86,307	(47,671)		556,318
Prepaid expenses and other assets	3,131	1,776	(68)	(o)	4,839
Total current assets	951,520	100,057	(53,050)		998,527
Operating Lease right of use assets	3,642	-	2,863	(p)	6,505
Property, plant, and equipment, net	5,913	2,361	-		8,274
Goodwill	8,881	6,462	85,229	(e)	100,572
Intangibles, net	4,657	101	85,899	(f)	90,657
Long-term investments	30,013	-	(18,876)	(g)	11,137
Other long-term assets	2,500	-	-		2,500
TOTAL ASSETS	$1,007,126	$108,981	$102,065		$1,218,172
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Lines of Credit	$175,000	$10,000	$(1,971)	(o)	$183,029
Liabilities on borrowed metals	141,796	-	-		141,796
Product financing arrangements	272,531	-	-		272,531
Accounts payable and other current liabilities	142,372	24,236	19,137	(h)	185,745
Derivative liabilities	50,809	-	3,322	(i)	54,131
Accrued liabilities	9,431	1,744	(286)	(j)	10,889
Income tax payable	715	1,665	5,765	(n)	8,145
Total current liabilities	792,654	37,645	25,967		856,266
Notes Payable	92,874	-	-		92,874
Deferred tax liabilities	62	449	18,920	(q)	19,431
Other liabilities	3,108	-	2,810	(p)	5,918
Total liabilities	888,698	38,094	47,697		974,489
Stockholders' equity:
Preferred stock
Common stock	72	0	35	(k)	107
Additional paid-in capital	29,093	7,581	96,054	(l)	132,728
Retained earnings	84,461	63,306	(41,721)	(m)	106,046
Total A-Mark Precious Metals, Inc. stockholders’ equity	113,626	70,887	54,368		238,881
Non-controlling interests	4,802	-	-		4,802
Total stockholders’ equity	118,428	70,887	54,368		243,683
Total liabilities, non-controlling interests, and stockholders’ equity	$1,007,126	$108,981	$102,065		$1,218,172

A-MARK PRECIOUS METALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED DECEMBER 31, 2020

(IN THOUSANDS)

	Historical Results
	A-Mark Precious Metals, Inc. (As reported)	JM Bullion, Inc. (As adjusted)	Transaction Accounting Adjustments		A-Mark Precious Metals, Inc. Pro Forma Combined
Revenues	$3,384,860	$869,072	$(618,763)	B1, D1	$3,635,169
Cost of sales	(3,329,964)	(826,565)	618,763	B1, D1	(3,537,766)
Gross profit	54,896	42,507	-		97,403
Selling, general, and administrative expenses	(19,039)	(8,399)	(4,244)	G1	(31,682)
Interest income	8,516	-	(605)	B1	7,911
Interest expense	(9,330)	(794)	486	B1, H1	(9,638)
Other income (expense), net	7,052	-	(5,580)	A1	1,472
Unrealized losses on foreign exchange	(78)	-	-		(78)
Net income before provision for income taxes	42,017	33,314	(9,943)		65,388
Income tax expense	(9,097)	(7,556)	2,496	C1	(14,157)
Net income	32,920	25,758	(7,447)		51,231
Net income attributable to non-controlling interests	912	-	-		912
Net income attributable to the Company	$32,008	$25,758	$(7,447)		$50,319

Basic and Net income per share attributable to A-Mark Precious Metals,Inc.:
Basic	$4.53				$4.75
Diluted	$4.21				$4.52

Weighted average number of shares outstanding:
Basic	7,065				10,592
Diluted	7,610				11,138

A-MARK PRECIOUS METALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED JUNE 30, 2020

(IN THOUSANDS)

	Historical Results
	A-Mark Precious Metals, Inc. (As reported)	JM Bullion, Inc. (As adjusted)	Transaction Accounting Adjustments		A-Mark Precious Metals, Inc. Pro Forma Combined
Revenues	$5,461,094	$911,224	$(626,202)	B1, D1	$5,746,116
Cost of sales	(5,394,121)	(867,298)	626,202	B1, D1	(5,635,217)
Gross profit	66,973	43,926	-		110,899
Selling, general, and administrative expenses	(36,756)	(12,307)	(10,351)	E1, G1	(59,414)
Interest income	21,237	-	(603)	B1	20,634
Interest expense	(18,859)	(775)	281	B1, H1	(19,353)
Other income (expense), net	5,226	-	(4,237)	A1	989
Remeasurement gain	-	-	38,786	F1	38,786
Unrealized gains on foreign exchange	57	-	-		57
Net income before provision for income taxes	37,878	30,844	23,876		92,598
Income tax expense	(6,387)	(6,523)	(2,703)	C1	(15,613)
Net income	31,491	24,321	21,173		76,985
Net income attributable to non-controlling interests	982	-	-		982
Net income attributable to the Company	$30,509	$24,321	$21,173		$76,003

Basic and Net income per share attributable to A-Mark Precious Metals,Inc.:
Basic	$4.34				$7.20
Diluted	$4.31				$7.16

Weighted average number of shares outstanding:
Basic	7,032				10,559
Diluted	7,081				10,608

A-MARK PRECIOUS METALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2020

(IN THOUSANDS)

	Historical Results
	A-Mark Precious Metals, Inc. (1)	JM Bullion, Inc. (As adjusted)	Transaction Accounting Adjustments		A-Mark Precious Metals, Inc. Pro Forma Combined
Revenues	$6,309,350	$1,493,298	$(1,071,816)	B1, D1	$6,730,832
Cost of sales	(6,203,952)	(1,414,400)	1,071,816	B1, D1	(6,546,536)
Gross profit	105,398	78,898	-		184,296
Selling, general, and administrative expenses	(39,655)	(15,654)	(8,869)	G1	(64,178)
Interest income	17,753	-	(846)	B1	16,907
Interest expense	(17,966)	(1,094)	589	B1, H1	(18,471)
Other income (expense), net	12,294	-	(9,736)	A1	2,558
Unrealized losses on foreign exchange	(24)	-	-		(24)
Net income before provision for income taxes	77,800	62,150	(18,862)		121,088
Income tax expense	(14,947)	(13,651)	5,334	C1	(23,264)
Net income	62,853	48,499	(13,528)		97,824
Net income attributable to non-controlling interests	1,698	-	-		1,698
Net income attributable to the Company	$61,155	$48,499	$(13,528)		$96,126

Basic and Net income per share attributable to A-Mark Precious Metals,Inc.:
Basic	$8.68				$9.09
Diluted	$8.34				$8.85

Weighted average number of shares outstanding:
Basic	7,048				10,576
Diluted	7,337				10,864

(1)	The historical results for A-Mark’s statement of income for the twelve months ended December 31, 2020 has been derived by (i) taking A-Mark’s consolidated statement of income data for the fiscal year ended June 30, 2020, (ii) subtracting A-Mark’s consolidated statement of income data for the six months ended December 31, 2019, and (iii) adding A-Mark’s consolidated statement of income data for the six months ended December 31, 2020. This presentation has been prepared in connection with this offering and for other internal purposes, and is not prepared in the ordinary course of A-Mark’s financial reporting and has not been audited or reviewed by A-Mark’s independent auditors.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1	BASIS OF PRO FORMA PRESENTATION

On February 8, 2021, A-Mark, a leading fully integrated precious metals platform, entered into a definitive agreement with JM Bullion, a leading e-commerce retailer of precious metals, to acquire the remaining 79.47% of the issued and outstanding shares of JM Bullion not currently owned by A-Mark.

The unaudited Pro Forma Condensed Combined Financial Information present the combination of the historical consolidated financial statements of A-Mark and JM Bullion, adjusted to give effect to the acquisition and related transactions. See the introduction to the unaudited Pro Forma Condensed Combined Financial Information for a discussion of the assumptions, estimates and qualifications underlying the preparation of the unaudited Pro Forma Condensed Combined Financial Information and the related adjustments.

The unaudited Pro Forma Condensed Combined Financial Information has been prepared using A-Mark’s significant accounting policies as set forth in its audited consolidated financial statements for the fiscal year ended June 30, 2020. Certain reclassification and preliminary accounting policy alignment adjustments have been made in order to conform the JM Bullion historical consolidated financial statements to A-Mark’s financial statement presentation. Refer to Note 4—Accounting Policy Alignment and Reclassifications for more details.

Note 2	ESTIMATED PURCHASE CONSIDERATION AND PRELIMINARY PURCHASE PRICE ALLOCATION

The estimated preliminary purchase price is as follows (in thousands):

	Cash	Common Stock	Total
Unadjusted purchase price consideration	$103,708	$34,570	$138,278
Estimated adjustment to purchase price (i)	3,132	(4,819)	(1,687)
Adjusted estimated purchase price consideration (ii)	$106,840	$29,751	$136,591

(i) The common stock portion of the purchase price has been reduced so that no single stockholder of JM Bullion will own more than 4.8% of our common stock immediately following the acquisition, with a corresponding 65% increase in the cash portion of the consideration.

(ii)  The adjusted estimated purchase price is based on the issuance of an estimated number of 1,027,329 shares of A-Mark common stock at a value of $28.96 per share.

The table below represents an estimated preliminary purchase price allocation based on estimates, assumptions, valuations and other analyses based on JM Bullion’s balance sheet as of December 31, 2020. As at closing, A-Mark will own a 20.53% equity interest in JM Bullion, the acquisition of the remaining 79.47% interest represents a step acquisition. As such, in accordance with ASC 805-10-25-10, A-Mark’s previously held equity interest in JM Bullion is remeasured at the acquisition date fair value, with the resulting gain recognized in earnings.

The pro forma adjustments to allocate the purchase consideration reflected below are estimates and will ultimately be based on the actual balance sheet as of the closing date. As such, the final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements. The total preliminary estimated purchase consideration as shown in the table above is allocated to the tangible and intangible assets and liabilities of JM Bullion based on their estimated fair values as if the acquisition had occurred on December 31, 2020, which is the assumed acquisition date for purposes of the unaudited pro forma condensed combined balance sheet (in thousands):

Assets acquired
Current assets	$67,091
Operating lease right of use assets	2,863
Property and equipment, net	2,361
Intangibles, net	86,000
Total assets acquired	$158,315

Liabilities assumed
Current Liabilities	$55,514
Deferred tax liabilities	19,369
Other liabilities	2,810
Total liabilities assumed	77,693
Net assets acquired, excluding goodwill	80,622
Estimated consideration for remaining 79.47% interest	136,591
Fair Value of previously held 20.53% equity interest	35,722
Total Enterprise Fair Value	172,313
Goodwill	$91,691

Note 3	TRANSACTION ACCOUNTING ADJUSTMENTS

The unaudited Pro Forma Condensed Combined Financial Information has been prepared using A-Mark’s significant accounting policies as set forth in its audited consolidated financial statements for the fiscal year ended June 30, 2020. Based on the procedures performed to date, the accounting policies of JM Bullion are similar in most material respects to A-Mark’s accounting policies with the exception of Accounting Standards Update (“ASU”) No. 2016-02 “Leases (topic 842)” (“ASC 842”), which JM Bullion had not yet been required to adopt as it was a private company. The unaudited Pro Forma Condensed Combined Financial Information includes an adjustment to reflect the adoption of ASC 842. Refer to Notes (j) and (p) for more details.

Pro Forma Transaction Accounting Adjustments to the Condensed Combined Balance Sheet:

(a)	Cash

The following table presents the pro forma adjustments to Cash:

Adjustment to reflect the estimated net cash received by A-Mark from the offering of common stock to fund the cash portion of the purchase price for the acquisition of JM Bullion.	$73,919
Adjustment to reflect the cash portion of the purchase price for the acquisition of JM Bullion	(106,840)
Adjustment to reclassify open trade equity and margin cash held by a broker related to open futures contracts from Cash to Derivative Liability and Receivables, net, respectively.	(5,083)
Adjustment to reflect a reduction to the cash paid to the JM Bullion selling stockholders at the closing of the acquisition for A-Mark’s 20.53% interest in the redemption payment to be made immediately prior to the consummation of the acquisition of JM Bullion.	12,123
Adjustment to reflect the anticipated repayment of the debt and acquisition expenses of JM Bullion at the closing of the acquisition.	(2,153)
Adjustment to reflect an additional $8.0 million in borrowings against A-Mark’s Trading Credit Facility to fund the cash portion of the purchase price for the acquisition of JM Bullion.	8,029
Net Adjustment to Cash	$(20,005)

(b)	Receivables, net

The following table presents the pro forma adjustments to Receivables, net:

Adjustment to reflect the elimination of related party receivables balances between JM Bullion and A-Mark.	$(5,114)
Adjustment to reclassify the margin cash held by a broker related to open futures contracts from Cash to Receivables, net.	8,186
Adjustment to reclassify in transit inventory from Inventories to Receivables, net, and to reflect the corresponding Derivative liability for the open purchase commitment.	10,673
Net Adjustment to Receivables, net	$13,745

(c)	Derivative assets

The following table presents the pro forma adjustments to Derivative assets:

Adjustment to reflect the elimination of open commitments between JM Bullion and A-Mark.	$(48)
Adjustment to reclassify derivatives relating to open purchase and sales commitments from Inventories to Derivative assets.	997
Net Adjustment to Derivative assets	$949

(d)	Inventories

The following table presents the pro forma adjustments to Inventories:

Adjustment to reflect the liquidation of inventories to pay the estimated aggregate amount of the redemption payments to be made to the selling stockholders of JM Bullion immediately prior to the consummation of the acquisition of JM Bullion, reducing the Net Tangible Assets (as defined in the stock purchase agreement) to $15 million, based on the balance sheet of JM Bullion at December 31, 2020.	$(59,045)
Accounting policy alignment adjustment to reflect the reinstatement of inventory for JM Bullion orders that were shipped but not delivered as of December 31, 2020.	22,632
Adjustment to reclassify in transit inventory from Inventories to Receivables, net.	(10,515)
Adjustment to reclassify derivatives relating to open purchase and sales commitments from Inventories to Derivative assets and Derivative liabilities.	(743)
Net Adjustment to inventories	$(47,671)

(e)	Goodwill

The unaudited Pro Forma Condensed Combined Balance Sheet reflects a preliminary allocation of the estimated purchase price for the acquisition of JM Bullion based on a preliminary valuation of the fair value of the tangible and intangible assets acquired and liabilities assumed using information currently available. The excess value of the total enterprise fair value over the estimated net assets acquired is allocated to Goodwill as more fully detailed in Note 2, and is based on assumptions and estimates that are subject to change, and which could differ materially from the amounts presented.

(f)	Intangibles, net

Adjustment to reflect the preliminary allocation of the purchase price to the acquired intangible assets based on a preliminary valuation of their estimated fair values, as summarized below:

	Estimated Fair Value	Estimated Useful Lives
Trade Names	$49,000	Indefinite
Developed Technology	10,500	4 years
Customer Relationships	26,500	4 years
Estimated Fair Value of Acquired Intangible Assets	$86,000

(g)	Long-term Investments

The following table presents the pro forma adjustments to long-term investments:

Adjustment to reflect a reduction in the carrying value of A-Mark’s existing equity investment in JM Bullion as a consequence of the redemption payment to be made to the selling stockholders immediately prior to the consummation of the acquisition, in which A-Mark will not participate but instead will be reflected as a reduction to the cash paid to the JM Bullion selling stockholders based upon its 20.53% interest in JM Bullion.	$(12,123)
Adjustment to reflect the elimination of the remaining value of A-Mark's equity investment in JM Bullion immediately prior the acquisition of JM Bullion.	(6,753)
Net Adjustment to long-term investments	$(18,876)

(h)	Accounts Payable and other current liabilities

The following table presents the pro forma adjustments to Accounts payable and other current liabilities:

Adjustment to reflect the elimination of related party balances between JM Bullion and A-Mark.	$(5,114)
Accounting policy alignment adjustment to reflect unearned revenue for JM Bullion orders that were shipped but not delivered as of December 31, 2020.	22,632
Adjustment to accrue for additional transaction-related costs expected to be incurred in connection with the acquisition of JM Bullion.	1,619
Net Adjustment to Accounts payable and other current liabilities	$19,137

(i)	Derivative liabilities

The following table presents the pro forma adjustments to derivative liabilities:

Adjustment to reflect the elimination of open commitments between JM Bullion and A-Mark.	$(49)
Adjustment to reclassify the open trade equity relating to open futures contracts from Cash to Derivative liabilities.	3,104
Adjustment to reclassify derivatives relating to open purchase and sales commitments from Inventories to Derivative liabilities.	267
Net Adjustment to derivative liabilities	$3,322

(j)	Accrued liabilities

Adjustments to reflect the adoption of ASC 842 by JM Bullion in order to align with A-Mark's adopted accounting policy, and the payment of various acquisition-related expenses upon the close of the acquisition of JM Bullion.

(k)	Common stock

The following table presents the pro forma adjustments to common stock:

Adjustment to reflect the estimated par value from the offering of common stock to fund the cash portion of the purchase price for the acquisition of JM Bullion.	$25
Adjustment to reflect the estimated par value of the equity portion of the consideration of the purchase price for the acquisition of JM Bullion.	10
Net Adjustment to common stock	$35

(l)	Additional paid-in capital

The following table presents the pro forma adjustments to additional paid-in capital:

Adjustment to reflect the estimated additional paid-in capital from the offering of common stock to fund the cash portion of the purchase price for the acquisition of JM Bullion.	$73,894
Adjustment to reflect the estimated additional paid-in capital relating to the equity portion of the consideration of the purchase price for the acquisition of JM Bullion.	29,741
Adjustment to reflect the elimination of the remaining Additional paid-in capital reflected in JM Bullion’s historical financial statements in accordance with purchase price accounting procedures.	(8,301)
Adjustment to reflect stock compensation expense relating to the change in control vesting of an employee's restricted stock award upon consummation of the acquisition of JM Bullion.	720
Net Adjustment to Additional paid-in-capital	$96,054

(m)	Retained earnings

The following table presents the pro forma adjustments to retained earnings:

Adjustment to reflect the estimated aggregate amount of the redemption payments to be made to the selling stockholders of JM Bullion immediately prior to the consummation of the acquisition of JM Bullion, reducing the Net Tangible Assets (as defined in the stock purchase agreement) to $15 million, based on the balance sheet of JM Bullion as of December 31, 2020.	$(59,045)
Adjustment to reflect the estimated gain relating to the remeasurement of A-Mark's equity interest in JMB at the acquisition date fair value in accordance with ASC 805-10-25-10.	28,970
Adjustment to reflect the elimination of the remaining retained earnings reflected in JM Bullion’s historical financial statements in accordance with purchase price accounting procedures.	(3,541)
Adjustment to reflect stock compensation expense relating to the change in control vesting of an employee's restricted stock award upon consummation of the acquisition of JM Bullion.	(720)
Adjustment to reflect the estimated impact of the pro forma adjustments on the unaudited pro forma combined income tax provision for the period ended December 31, 2020.	(5,766)
Adjustment to accrue for estimated expenses expected to be incurred in connection with the acquisition of JM Bullion.	(1,619)
Net Adjustment to retained earnings	$(41,721)

(n)	Adjustment to reflect the estimated impact of the pro forma adjustments on the income tax payable balance as of December 31, 2020.

(o)	Lines of Credit

The following table presents the pro forma adjustments to Lines of Credit:

Adjustment to reflect the anticipated repayment of the debt of JM Bullion at the closing of the acquisition, and the corresponding elimination of the remaining $68,000 of unamortized debt issuance costs included in Prepaid expenses and other assets.	$(10,000)
Adjustment to reflect an additional $8.0 million in borrowings against A-Mark's Trading Credit Facility to fund the cash portion of the purchase price for the acquisition of JM Bullion.	8,029
Net Adjustment to Lines of credit	$(1,971)

(p)	Adjustment to reflect the adoption of ASC 842 by JM Bullion to align with A-Mark’s accounting policy.

(q)	Adjustment to record a deferred tax liability for the difference between the book and tax basis of the acquired intangible assets other than goodwill.

Pro Forma Adjustments to the Condensed Combined Statements of Income:

A1	Adjustment to reflect the elimination of A-Mark's equity investment income recognized during the period related to A-Mark’s investment in JM Bullion.

B1	Adjustment to reflect the elimination of related party transactions between JM Bullion and A-Mark.

C1	Adjustment to reflect the estimated impact of the pro forma adjustments on the income tax provision for the period.

D1	An accounting policy alignment adjustment to reflect the reversal of revenue for JM Bullion sales orders that were shipped but not delivered as of period end.

E1	Adjustment to reflect stock compensation expense relating to the change in control vesting of an employee's restricted stock award upon consummation of the acquisition of JM Bullion.

F1	Adjustment to reflect the estimated gain relating to the remeasurement of A-Mark's equity interest in JM Bullion at the acquisition date fair value in accordance with ASC 805-10-25-10.

G1	Adjustment to reflect estimated amortization expense of approximately $9.25 million for the twelve months ended June 30, 2020 and December 31, 2020, and $4.63 million for the six months ended December 31, 2020 resulting from the estimated fair value of the finite-lived intangible assets for Developed Technology and Customer Relationships acquired, assuming an estimated weighted average useful life of 4 years. See Note (f) for additional details.

H1	Adjustment to reflect interest expense related to the $8.0 million of borrowings against A-Mark's Trading Credit Facility using the actual weighted average effective interest rate for each period. The weighted average effective interest rates were as follows: 2.96% for the six month period ended December 31, 2020, 4.01% for the twelve month period ended June 30, 2020, and 3.20% for the twelve month period ended December 31, 2020.

Note 4	ACCOUNTING POLICY ALIGNMENT AND RECLASSIFICATIONS

Certain historical consolidated financial statement line items of JM Bullion were renamed or reclassified in order to conform to A-Mark’s presentation, as follows:

·	Advertising and marketing, Depreciation and amortization, Bank charges, Employee and contractor, Facilities, Corporate insurance, Legal and professional, Technology, Travel and entertainment, and Other expenses were reclassified to Selling, general, and administrative expenses.

·	Advertising (net), Consulting Income, and Volatility trading were reclassified as Revenues.

·	Repo Interest Expense, Bank Facility Interest Expense & Bank Facility Amortized Debt Issuance costs were reclassified to Interest expense.

·	Prepaid expenses, Prepaid taxes, Deposits, Deferred debt issuance expense, and Restricted Cash – Merchant Service Provider have been reclassified to Prepaid expenses and other assets.

·	Accrued Expense has been reclassified to Accrued Liabilities.

·	Accounts Payable and Unearned revenue have been reclassified to Accounts Payable and other current liabilities.

·	Note Payable to Bank has been reclassified to Lines of credit.

·	Goodwill has been separately broken out from the Internet domains financial statement line item and conformed to A-Mark's presentation.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax consequences. The consequences of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated under the Code, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date of this prospectus. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

·	U.S. expatriates and former citizens or long-term residents of the United States;

·	persons subject to the alternative minimum tax;

·	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

·	banks, insurance companies, and other financial institutions;

·	brokers, dealers, or traders in securities;

·	“controlled foreign corporations” and “passive foreign investment companies”;

·	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors in such entities);

·	tax-exempt organizations or governmental organizations;

·	persons deemed to sell our common stock under the constructive sale provisions of the Code;

·	tax-qualified retirement plans;

·	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

·	persons subject to special tax accounting rules as a result of any item of gross income with respect to the common stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if either (a) a U.S. court is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

Any distributions of cash or property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected dividends and under “—Information Reporting and Backup Withholding” and “—Additional Withholding Tax on Payments Made to Foreign Accounts”, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for a lower treaty rate). If a Non-U.S. Holder holds the stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide appropriate documentation to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—Additional Withholding Tax on Payments Made to Foreign Accounts”, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

·	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

·	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

·	our common stock constitutes a U.S. real property interest, or a USRPI, by reason of our status as a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any applicable time within the shorter of the five-year period preceding the Non-U.S. Holder’s disposition of, or the Non-U.S. Holder’s holding period for, our common stock.

Gain described in the first and third bullet points above generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. person and be taxed on the net gain derived from the sale or other taxable disposition under regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, if we are or become a USRPHC, a Non-U.S. holder could also be subject to federal income tax withholding with respect to gain realized upon the disposition of our common stock. In that case, any withholding tax withheld pursuant to the rules applicable to dispositions of U.S. real property interests would be creditable against the Non-U.S. holder’s U.S. federal income tax liability and could entitle such non-U.S. holder to a refund upon furnishing required information to the IRS. We do not believe that we are a USRPHC or will become a USRPHC in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal withholding tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and will not be subject to U.S. federal income tax if, in addition, such Non-U.S. Holder owned, actually or constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition of our common stock, or the Non-U.S. Holder’s holding period for our common stock.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable documentation, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

SELLING STOCKHOLDERS

The following table sets forth the selling stockholders and other information regarding the beneficial ownership of our common stock held by the selling stockholders as of [·], and as adjusted to reflect the sale of the shares of common stock offered in this offering.

Each selling stockholder's percentage ownership before the completion of this offering is based on [·] shares of common stock outstanding as of [·]. Each selling stockholder’s percentage ownership after the completion of this offering assumes the sale of 2,500,000 shares of common stock by us.

Information with respect to beneficial ownership has been furnished to us by the selling stockholders listed in the table below. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. More than one person may be deemed to be a beneficial owner of the same securities.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. The information is not necessarily indicative of beneficial ownership for any other purpose.

Name of Beneficial Owner	Common Stock Beneficially Owned Prior to this Offering	Percentage of Common Stock Beneficially Owned Prior to this Offering	Common Stock to be Sold in this Offering	Common Stock Beneficially Owned After this Offering	Percentage of Common Stock Beneficially Owned After this Offering

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of our common stock in the public market (including securities convertible into or redeemable, exchangeable or exercisable for shares of common stock) or the perception that such sales may occur or the availability of such shares for sale in the public market, could adversely affect the prevailing market price of our common stock.

As of February 22, 2020, we had 7,202,781 shares of our common stock outstanding, assuming no exercise of outstanding options.

All of the shares of common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act by persons other than “affiliates,” as that term is defined in Rule 144 under the Securities Act, except that any shares held by our directors, executive officers and selling stockholders will be subject to the lock-up agreements described below.

Common stock purchased by our affiliates will be “restricted securities” under Rule 144. Restricted securities may be sold in the public market only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which rules are summarized below.

As a result of the lock-up agreements described below and the provisions of a lockup agreement described in the section titled “Acquisition of JM Bullion” and subject to the provisions of Rule 144 or Rule 701, shares of our common stock will be available for sale in the public market as follows:

·	beginning on the date of this prospectus, all 2,800,000 shares of our common stock sold in this offering will be immediately available for sale in the public market; and

·	beginning 91 days after the date of this prospectus supplement, approximately [·] additional shares of common stock may become eligible for sale in the public market upon the satisfaction of certain conditions as set forth in the section titled “-Lock-Up Agreements” and the volume and other restrictions of Rule 144, as described below.

·	Beginning 270 days after the closing of the JM Bullion acquisition, approximately 1.0 million additional shares of common stock may become eligible for sale in the public market upon the satisfaction of certain conditions as set forth in the section titled “Acquisition of JM Bullion - Documentation Regarding Our Acquisition of JM Bullion - Ancillary Agreements - Lock-up Agreements” and the volume and other restrictions of Rule 144, as described below.

Lock-up Agreements

We and all of our directors and executive officers, and the selling stockholders, have agreed, or will agree, with the underwriters that, until 90 days after the date of this prospectus supplement, subject to certain exceptions as specified in such agreements, we and they will not, without the prior written consent of D.A. Davidson & Co., directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or hedge any of our shares of common stock, any options, or any securities convertible into, or exchangeable for or that represent the right to receive shares of our common stock.

With respect to the contractual lockup of JM Bullion’s stockholders, please refer to the lockup agreement summary in the “Acquisition of JM Bullion” section herein.

Rule 144

In general, under Rule 144 as in effect on the date of this prospectus supplement, a person (or persons whose common stock is required to be aggregated) who is an affiliate and who has beneficially owned our common stock for at least six months is entitled to sell in any three-month period a number of shares that does not exceed the greater of:

·	1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after completion of this offering; or

·	the average weekly trading volume in our common stock on the NYSE during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such a sale.

Sales by our affiliates under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. An “affiliate” is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, an issuer.

Under Rule 144, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months (including the holding period of any prior owner other than an affiliate), would be entitled to sell those shares subject only to availability of current public information about us, and after beneficially owning such shares for at least 12 months, would be entitled to sell an unlimited number of shares without restriction. To the extent that our affiliates sell their shares of common stock, other than pursuant to Rule 144 or a registration statement, the purchaser’s holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

Stock Plan

We have filed a Form S-8 under the Securities Act to register all shares of common stock issuable under our 2014 Stock Award and Incentive Plan. The registration statement on Form S-8 initially covered 725,000 shares of our common stock. Shares registered under the Form S-8 registration statement are eligible for resale in the public market without restriction, subject to Rule 144 limitations applicable to affiliates and the lock-up agreements described above.

Registration Rights

Please refer to the registration rights summary in the “Acquisition of JM Bullion” section herein.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom D.A. Davidson & Co. is acting as representative, have severally agreed to purchase, and we and the selling stockholders have agreed to sell to them, severally, the number of shares of common stock indicated below.

Underwriter	Number of Shares
D.A. Davidson & Co.
Roth Capital Partners, LLC
CIBC World Markets Corp.
Total	2,800,000

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and the selling stockholders and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the shares of common stock, the offering price, and other selling terms may from time to time be varied by the representative.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 420,000 shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus supplement. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us and the selling stockholders. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares from us.

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by:	$	$	$
Us	$	$	$
The selling stockholders	$	$	$
Proceeds, before expenses, to us	$	$	$
Proceeds, before expenses, to the selling stockholders	$	$	$

The estimated offering expenses payable by us, exclusive of underwriting discounts and commissions, are approximately $[·]. We have agreed to pay expenses incurred by the selling stockholders in connection with the offering, other than the underwriting discounts and commissions. We have also agreed to reimburse the underwriters for their reasonable out-of-pocket expenses incurred in connection with their engagement as underwriters, including, without limitation, all marketing, syndication and travel expenses and legal fees and expenses up to a maximum aggregate amount of $[·] if the offering is consummated.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “AMRK.”

We have agreed that, subject to certain exceptions, without the prior written consent of D.A. Davidson & Co., on behalf of the underwriters, we will not, during the period ending 90 days after the date of this prospectus supplement, (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or publicly disclose the intention to do any of the foregoing.

The selling stockholders, our directors and executive officers and certain other persons have agreed that, subject to specified exceptions, without the prior written consent of D.A. Davidson & Co., on behalf of the underwriters, they will not, during the period ending 90 days after the date of this prospectus supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock; (ii) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise; or (iii) make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock; or publicly disclose the intention to do or cause any of the foregoing.

In order to facilitate the offering of the shares of common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or by purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the shares of common stock. These activities may raise or maintain the market price of the shares of common stock above independent market levels or prevent or retard a decline in the market price of the shares of common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We, the selling stockholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to the underwriters that may make Internet distributions on the same basis as other allocations.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, D.A. Davidson & Co. has advised us in connection with the acquisition of JM Bullion and will receive customary fees.

In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

·	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

·	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

·	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or

·	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

·	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

·	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

·	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

·	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

New Zealand

The shares of common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

·	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

·	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

·	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

·	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

No shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time under the following exemptions:

·	to any legal entity which is a “qualified investor” as defined under Article 2 of the UK Prospectus Regulation;

·	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

·	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended (the “FSMA”),

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

EXPERTS

The financial statements of A-Mark Precious Metals, Inc. incorporated by reference in this prospectus supplement and in the registration statement by reference from the Company’s Annual Report on Form 10-K filed on September 14, 2020, have been so incorporated by reference in reliance upon the report of Grant Thornton, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of JM Bullion, Inc. included in this prospectus supplement have been audited by Cantrell & Associates, an independent accounting firm, as stated in their report thereon. Such financial statements have been included in this prospectus supplement in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act with respect to the securities being offered under this prospectus supplement and the accompanying prospectus. In addition, we file reports with, and furnish information to, the SEC. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain a website that contains additional information about us at www.amark.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

This prospectus supplement is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. For further information about us and the common stock offered by this prospectus supplement and the accompanying prospectus we refer you to the registration statement and the exhibits and schedules which may be obtained as described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and some information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement (but excluding, except as specifically included below, such documents or portions thereof that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations):

·	our annual report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on September 14, 2020;

·	our quarterly reports on Form 10-Q for the fiscal quarter ended September 30, 2020 filed with the SEC on November 12, 2020, and for the fiscal quarter ended December 31, 2020, filed with the SEC on February 10, 2021;

·	our current reports filed on August 18, 2020, September 9, 2020, November 3, 2020 and February 11, 2021, excluding in each case any information furnished under Item 2.02 or 7.01 thereof;

·	our definitive proxy statement on Schedule 14A for our 2020 annual meeting of stockholders, filed with the SEC on September 18, 2020; and

·	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on March 11, 2014, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: A-Mark Precious Metals, Inc., 2121 Rosecrans Ave. Suite 6300, El Segundo, CA 90245, Attn: Secretary; or by telephoning us at (310) 587-1477.

Index to Financial Statements

JM Bullion, Inc.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
of JM Bullion, Inc.

We have audited the accompanying financial statements of JM Bullion, Inc. (a Delaware corporation), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of income, shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JM Bullion, Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Dallas, Texas
February 6, 2021

JM BULLION, INC.
Balance Sheets
December 31, 2020 and 2019

	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$11,739,554	$5,062,995
Accounts receivable	234,397	867,247
Inventory	86,307,069	25,206,198
Prepaid expenses	456,883	399,598
Prepaid taxes	295,865	54,315
Total Current Assets	99,033,768	31,590,353

Property and Equipment
Property and equipment	2,520,506	391,133
Accumulated depreciation	(159,877)	(281,579)
Net Property and Equipment	2,360,629	109,554

Intangible Assets
Internet domains	6,693,761	6,763,761
Silver.com	954,527	954,527
	7,648,288	7,718,288
Accumulated amortization	(1,085,921)	(1,155,498)
Net Intangible Assets	6,562,367	6,562,790

Other Assets
Deposits	56,249	40,099
Deferred debt issuance expense	117,243	-
Restricted cash – Merchant Service Provider	850,000	850,000
Total Other Assets	1,023,492	890,099

Total Assets	$108,980,256	$39,152,796

The accompanying notes are an integral part of these financial statements.

JM BULLION, INC.
Balance Sheets (Continued)
December 31, 2020 and 2019

	2020	2019
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,029,091	$1,080,728
Accrued expenses	1,743,776	1,146,794
State taxes	1,664,679	386,164
Unearned revenue	22,207,151	9,182,617
Total Current Liabilities	27,644,697	11,796,303

Deferred tax liability	448,856	178,964

Note Payable to Bank	10,000,000	-

Notes Payable to Shareholder	-	4,000,000

Shareholders’ Equity
Common stock	270	273
Additional paid-in capital	7,580,782	8,370,779
Retained earnings	63,305,651	14,806,477
Total Shareholders’ Equity	70,886,703	23,177,529

Total Liabilities and Shareholders’ Equity	$108,980,256	$39,152,796

The accompanying notes are an integral part of these financial statements.

JM BULLION, INC.
Statements of Income
For the Years Ended December 31, 2020 and 2019

	2020	2019
Net Sales	$1,492,592,987	$542,265,078

Cost of Sales	1,415,442,478	528,238,601

Gross Profit	77,150,509	14,026,477

Advertising (net)	584,957	259,217
Consulting income	120,000	120,000
Volatility trading	-	(1,377,686)

Total Net Revenue	77,855,466	13,028,008

Expenses
Advertising and marketing	5,551,668	2,820,627
Depreciation and amortization	139,216	165,837
Bank charges	326,145	221,527
Employee and contractor	7,350,862	4,267,488
Facilities	905,304	457,413
Corporate insurance	134,446	120,451
Legal and professional	606,463	314,060
Technology	579,042	337,914
Travel and entertainment	21,277	110,882
Corporate interest	52,000	264,764
Other	38,864	56,658
Income from Operations	62,150,179	3,890,387

Federal and state taxes	13,651,005	874,807

Net Income	$48,499,174	$3,015,580

The accompanying notes are an integral part of these financial statements.

JM BULLION, INC.
Statement of Shareholders’ Equity
For the Years Ended December 31, 2020 and 2019

			Additional Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total
Balance, January 1, 2019	27,231	$273	$8,370,779	$11,790,897	$20,161,949
Net income	-	-	-	3,015,580	3,015,580
Balance, December 31, 2019	27,231	273	8,370,779	14,806,477	23,177,529
Grant of 443 shares of restricted shares - Note 1	443	-	-	-	-
Repurchase of 220 shares - Note 9	(220)	(3)	(789,997)	-	(790,000)
Net income	-	-	-	48,499,174	48,499,174
Balance, December 31, 2020	27,454	$270	$7,580,782	$63,305,651	$70,886,703

The accompanying notes are an integral part of these financial statements.

JM BULLION, INC.
Statements of Cash Flows
For the Years Ended December 31, 2020 and 2019

	2020	2019
Operating Activities
Net income	$48,499,174	$3,015,580
Adjustments to reconcile net income to net cash (used) provided by operating activities
Depreciation and amortization	139,216	165,837
Changes in operating assets and liabilities:
Accounts receivable	632,850	264,806
Inventory	(61,100,871)	(1,411,654)
Accounts payable	1,545,345	(187,207)
Accrued corporate taxes	780,241	232,371
Other assets	(206,562)	(272,298)
Other liabilities	13,567,033	(111,045)

Net cash provided by operating activities	3,856,426	1,696,390

Investing Activities
Purchase of common shares	(790,000)	-
Purchase of property and equipment	(2,389,867)	(119,478)
Purchase of Provident Metals Corp	-	(4,059,850)
Net cash (used) by investing activities	(3,179,867)	(4,179,328)

Financing Activities
Notes payable to bank	10,000,000	-
Note payment to shareholder	(4,000,000)	-
Net cash provided by financing activities	6,000,000	-

Net Change in Cash	6,676,559	(2,482,938)
Cash (including restricted cash), beginning of year	5,912,995	8,395,933
Cash (including restricted cash), end of year	$12,589,554	$5,912,995
Cash paid during the year for interest	$1,045,698	$984,777
Cash paid during the year for income taxes	$12,800,000	$750,000

The accompanying notes are an integral part of these financial statements.

JM BULLION, INC.
Notes to Financial Statements
December 31, 2020 and 2019

1.	Summary of Significant Accounting Policies

Company’s Activities

The Company is an online retailer that sells gold, silver, platinum, palladium, and copper products that are physically delivered to its customers. Customers may place orders over the phone or online at one of the Company’s websites. The Company’s four principal websites from which products are ordered are located at JMBullion.com, Silver.com, ProvidentMetals.com and Stores.eBay.com/JM-Bullion.

In 2017, the Company acquired certain assets of Gold Price Limited and Gold Price Group Limited which included two principal websites. The two websites are located at GoldPrice.org and SilverPrice.org. These two websites have a worldwide presence and are used for checking precious metals prices. The two websites generate advertising revenue. For the periods ending December 31, 2020 and December 31, 2019, the net advertising revenues were $584,957 and $259,217, respectively. No products are sold through these websites, although there are links to JM Bullion’s website located at JMBullion.com for those website visitors who wish to purchase precious metals.

In 2019, the Company acquired certain assets of Private Metals Company, LLC which included the principal website located at ProvidentMetals.com. This website is operated similarly to JMBullion.com and Silver.com, but with a customer base that is different than the other websites of the Company.

Customer Base

The Company’s customer base consists primarily of individuals spread across all 50 states and the District of Columbia in the United States. This customer base consisted of 1,345,414 and 1,027,254 individual customers, respectively, at December 31, 2020 and 2019. This large and diverse customer base purchases a variety of precious metals products from the Company. The Company added 225,397 customers to its base with the purchase of certain assets of Private Metals Company, LLC in 2019.

Factors Affecting Revenue

The Company operates in a high volume/low margin industry. Revenues are impacted by three primary factors: product volume, market prices, and market volatility. A material change in any one or more of these factors may result in a significant change in the Company’s revenue. A significant increase or decrease in revenues can occur simply based on changes in the underlying commodity prices and may not be reflective of an increase or decrease in the volume of products sold.

JM BULLION, INC.
Notes to Financial Statements (Continued)
December 31, 2020 and 2019

1.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition

The Company recognizes revenue upon shipment of its product to customers. Any payment received prior to shipment is classified as unearned revenue. Forms of payment accepted include credit cards, debit cards, PayPal, bank wires, ACH, paper checks, eChecks, and certain cryptocurrencies.

Employees and Employee Benefits

The Company utilizes the services of a PEO (Professional Employer Organization), to manage its employees and employee benefits. The Company has a shared employment relationship with the PEO, whereby the PEO is the “employer of record” and is responsible for payroll and payroll tax compliance, benefits administration, workers’ compensation, processing unemployment claims, and other human resources-related administrative tasks. The Company had 78 and 51 full-time employees, respectively, at December 31, 2020 and 2019.

Because of its relationship with the PEO, the Company, given its relatively small employee base, is able to offer its employees a much broader array of cost-effective health and welfare benefits. These benefits, among others, include health insurance, dental insurance, vision insurance, life insurance, disability insurance, and a 401-K plan.

With respect to health, dental and vision insurance, the Company pays up to $300 per month (this amount will increase to $330 per month on January 1, 2021) of the premium cost for the employee, and the employee pays any remaining premium. The employee is responsible for the full premium of any covered spouse, partner, or dependents.

With respect to the 401-K plan, the Company provides a 75 percent matching contribution up to a maximum contribution of four and one-half percent of an employee’s annual pay. The Company’s matching contribution was $148,007 and $95,620 for the years ended December 31, 2020 and 2019, respectively.

On March 27, 2020, the Company adopted an Equity Incentive Plan (the “Plan”). The Plan permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance units. The maximum number of shares available for grant under the Plan is 4,000, or 10 percent, of the authorized common stock of the Company. As of December 31, 2020, 443 shares of restricted stock had been granted under the Plan to one employee of the Company.

JM BULLION, INC.
Notes to Financial Statements (Continued)
December 31, 2020 and 2019

1.	Summary of Significant Accounting Policies (Continued)

Employees and Employee Benefits (Continued)

These 443 shares of restricted stock vest over a four-year period unless there is a change in control of the Company. If this were to occur, the 443 shares of restricted stock immediately would vest unless such change in control occurs in the first year following the date of grant, which would cause only 75 percent, or 332 shares, to immediately vest with the remaining 25 percent being canceled.

The value of the 443 restricted shares of stock was determined as of the May 7, 2020, grant date. This value will be recorded by the Company over the course of the vesting periods as compensation expense and an adjustment to the Company’s equity.

The value of the restricted shares will be deducted as compensation expense under the Company’s 2020 U. S. Federal corporate income tax return.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers receivables from credit card companies to be cash equivalents because they settle the balances within two to five days. Cash on deposit at banking institutions used by the Company may at times exceed Federal Deposit Insurance Corporation (FDIC) insured limits.

Restricted Cash

Restricted Cash is required by PayPal in order to process PayPal payments. The restricted cash held by PayPal at December 31, 2020 and 2019, was $850,000.

Inventory

Inventory consists of physical metals intended for delivery directly to customers. Metals acquired by the Company are recorded at fair market value of the precious metal and a vendor premium. The vendor premium is attributable to the additional value of the product in finished goods form. The fair market value of the raw precious metal is marked-to-market based on published spot prices throughout the year. The vendor premium is recorded on the acquisition date and is not subsequently adjusted unless the market value becomes lower than the original cost of the vendor premium.

JM BULLION, INC.
Notes to Financial Statements (Continued)
December 31, 2020 and 2019

1.	Summary of Significant Accounting Policies (Continued)

Inventory (Continued)

Additionally, inventory includes the cost of the vendor premium on the inventory reserved by the supplier agreement with the related party as described in Notes 2 and 4 to the financial statements.

Depreciable Assets

It is the Company’s policy to capitalize property and equipment over a minimum value. In addition, any repair to property and equipment that would increase the existing life of the property is capitalized. Repairs and maintenance are expensed as incurred.

Depreciation expense is calculated using the straight-line method over the expected useful lives of the assets. Office equipment and furniture is currently depreciated over two to ten years.

Depreciation expense was $138,794 and $95,415 for the years ended December 31, 2020 and 2019, respectively.

Intangible Assets

In addition to JMBullion.com, Silver.com and ProvidentMetals.com, the Company previously acquired 133 additional domain names. These domain names utilize naming conventions that a potential customer may search for online if he or she is looking to purchase gold or silver. The Company is utilizing these domain names in one of the following two ways:

Feeder Domains

These domains are active URL’s; however, a potential customer is not able to purchase any products on these sites. These sites contain information and content on buying silver or gold and will direct the potential customer to one of the Company’s websites to make a purchase. Feeder domains are amortized over a useful life of five years.

Unused Domains

These domains have been acquired by the Company; however, they are not currently active and no content exists. Unused domains are amortized over a useful life of two years.

In 2014, the Company acquired the website Silver.com, which sells precious metals to online customers. This website, for financial book and federal income tax purposes, was amortized over a period of five years.

JM BULLION, INC.
Notes to Financial Statements (Continued)
December 31, 2020 and 2019

1.	Summary of Significant Accounting Policies (Continued)

Intangible Assets (Continued)

In 2017, the Company acquired two websites, GoldPrice.org and SiverPrice.org, which provide precious metals price checking and historical information relating to these precious metals. These websites are not being amortized for financial book purposes because of their undeterminable useful life. However, these two intangible assets are being amortized for federal income tax purposes.

In 2019, the Company acquired the website ProvidentMetals.com, which sells precious metals to online customers. This website is not being amortized for financial book purposes because of its undeterminable useful life. However, this asset is being amortized for federal income tax purposes.

Amortization expense was $422 and $70,422 for each of the years ended December 31, 2020 and 2019, respectively.

Advertising

The Company expenses advertising as the expenses are incurred. Advertising expense totaled $5,551,668 and $2,820,627 for the years ended December 31, 2020 and 2019, respectively.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The Company records deferred tax assets to the extent the Company believes that these assets will more likely than not be realized. In making such determinations, the Company considers all available positive and negative evidence, including future reversals of existing deferred tax liabilities, projected future taxable income and recent financial results.

Subsequent Events

Management has evaluated subsequent events through February 6, 2021, the date which the financial statements were available to be issued. Any subsequent events occurring between December 31, 2020, and February 6, 2021, are described in the appropriate section under the Notes to Financial Statements.

JM BULLION, INC.
Notes to Financial Statements (Continued)
December 31, 2020 and 2019

2.	Inventory

Inventory is primarily comprised of gold and silver coins and bullion and is valued based on the fair market value of the raw metal and the amount paid for the vendor premium.

As of December 31, 2020 and 2019, there was no lower of cost or market adjustment recorded on the vendor premium in inventory.

In addition to the inventory owned by the Company, JM Bullion, Inc. has an agreement with a supplier (that is a shareholder in JM Bullion, Inc.) which allows for the purchase of precious metal that has been reserved by the supplier for the Company. Because of this agreement, the Company is required to pay the vendor premium on the inventory being reserved and is also required to pay an annual interest charge of four percent on the market value of the reserved inventory. The market value of the reserved inventory, as of December 31, 2020 and December 31, 2019, was $34,210,521 and $11,210,213, respectively. In 2020 and 2019, the interest paid to the supplier amounted to $881,788 and $720,013, respectively. This interest is included in cost of sales in the Company’s statements of income. When the reserved inventory is sold to the Company the supplier charges the current spot price for the metal.

The Company capitalizes the premium paid for the reserved inventory. The capitalized premium paid recorded as inventory was $3,166,040 and $3,277,562 for the years ended December 31, 2020 and 2019, respectively.

Hedging Transactions

The Company’s inventory consists of precious metals products. The value of the Company’s inventory is linked to the prevailing, or spot, price of the underlying precious metal commodity. The Company seeks to minimize the effect of price changes of the underlying commodity by entering into inventory hedging transactions, principally utilizing metals commodity futures contracts traded on national futures exchanges or forward contracts with only credit worthy financial institutions. All hedging transactions are under master netting agreements and include both asset and liability positions.

By policy, the Company historically has entered into such transactions for the purpose of hedging substantially all the Company’s market exposure to precious metals prices, and not for speculative purposes.

JM BULLION, INC.
Notes to Financial Statements (Continued)
December 31, 2020 and 2019

2.	Inventory (Continued)

Shipping and Fulfillment Costs

Shipping and fulfillment costs represent expenses associated with shipping product to customers and receiving product from vendors. These costs are included in cost of sales in the Company’s statements of income. Shipping and fulfillment costs totaled $12,072,850 and $6,081,878, respectively, for the years ended December 31, 2020 and 2019.

Supplier Concentration

The Company buys precious metals products from a variety of sources, including brokers, dealers, suppliers, sovereign and private mints, and directly from customers. Approximately 75 percent of the Company’s precious metals products offered for sale to customers is supplied from one institution. This institution, at December 31, 2020, also directly owned 20.45 percent of the issued and outstanding common stock of the Company.

3.	Fair Value Measurements

Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) 820-10 establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2	Inputs to the valuation methodology are quoted market prices that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly.

Level 3	Inputs to the valuation methodology are unobservable significant to the fair value measurement.

The fair value measurement level with the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The following is a description of the valuation methodology used for inventory measured at fair value. There are no Level 2 or Level 3 Fair Value Measurements.

JM BULLION, INC.
Notes to Financial Statements (Continued)
December 31, 2020 and 2019

3.	Fair Value Measurements (Continued)

Level 1 Fair Value Measurement
The fair value of inventory is based on traded value of precious metals.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation method is appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The following table sets forth by level, within the fair value hierarchy, the Company’s Inventory at fair value as of December 31, 2020:

Fair Value Measurements at Reporting Date Using

		Quoted Price in Active Markets for Identical Assets
	Fair Value	(Level 1)	(Level 2)	(Level 3)
Raw Metals - Inventory	$86,307,069	$86,307,069	–	–

4.	Related Party Transaction

The Company had $1,058,190 and $450,946 in accounts payable with a related party at December 31, 2020 and 2019, respectively, related to inventory purchases and vendor premium.

5.	Financing Transaction

The Company previously had a $4 million unsecured promissory note with a fixed interest rate of 6.5 percent due on December 31, 2020, payable to one of its shareholders. This note was paid in full with accrued unpaid interest on March 13, 2020.

JM BULLION, INC.
Notes to Financial Statements (Continued)
December 31, 2020 and 2019

5.	Financing Transaction (Continued)

On July 22, 2020, the Company entered into a $10 million working capital financing facility with HSBC Bank USA. This facility is demand in nature and is secured by the assets of the Company. Interest expense on this facility was $111,910 for the year ended December 31, 2020. Additionally, and during this same period, the Company amortized $48,786 of debt issuance costs associated with this facility.

The Company currently is in the process of expanding its working capital facility to an estimated total of $52.5 million and, to this end, the Company signed a Term Sheet with HSBC Bank USA on November 16, 2020. HSBC Bank USA will serve as the agent under the expanded facility and four lending institutions, including HSBC Bank USA, will participate in the facility. The term of the facility will be one year and is expected to close in the first half of 2021.

6.	Income Taxes

The Company’s income tax expense consists of the following:

	2020	2019
Current federal income taxes	$12,623,450	$717,599
Current state income taxes	757,664	72,467
Deferred taxes (benefit)	269,891	84,741
Total	$13,651,005	$874,807

The Company files income tax returns in the U. S. federal jurisdiction, the State of Texas, and other state jurisdictions. The statute of limitations for returns filed within these jurisdictions is generally three years after the return is due or filed, whichever is later. As of December 31, 2020, the Company’s income tax returns for their 2017 through 2020 tax years remain subject to examination by tax authorities.

On November 24, 2020, the Company was notified by the Internal Revenue Service of its intent to examine the Company’s 2018 U.S. federal tax return. This examination, according to the Internal Revenue Service, is routine in nature and began in early 2021.

The Company evaluates all significant tax positions as required by accounting principles general accepted in the United State of America. As of February 6, 2021, the Company does not believe that it has taken any positions that would require the recording of any additional tax liabilities, nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.

JM BULLION, INC.
Notes to Financial Statements (Continued)
December 31, 2020 and 2019

7.	Lease Obligations

The Company entered into a new office lease agreement on November 14, 2019. The new office is located at 8350 North Central Expressway, Suite 250, Dallas, Texas 75206. The office lease is for a period of 103 months starting in the month of substantial completion of the leasehold improvements, which occurred on May 1, 2020. The monthly base rental payment is $20,290 beginning in the seventh month of the new lease term. Such monthly base rental payment increases to $23,377 during the 103-month lease term.

The Company entered into an office sublease agreement on May 1, 2020. This office sublease agreement supplements the Company’s new corporate office lease agreement. The subleased office space is located at 8350 North Central Expressway, Suite 350, Dallas, Texas 75206. The office sublease is for a period of 26 months beginning on May 1, 2020. The monthly base rental payment is $5,241 beginning in the fourth month of the lease term. Such monthly base rental payment increases to $5,369 during the 26-month lease term.

The Company entered into a new warehouse lease agreement to house its Dallas-based Distribution Center on May 29, 2020. The warehouse is located at 8732 North Royal Lane, Dallas, Texas 75063. The warehouse lease is for a period of 128 months starting in the month of substantial completion of the leasehold improvements, which occurred on September 1, 2020. The monthly base rental payment is $12,525 beginning in the ninth month of the lease term. Such monthly base rental payment increases to $15,297 during the 128-month lease term. The Company expects its Dallas-based Distribution Center to be fully operational during the second quarter of 2021.

8.	State Sales Tax

As a result of the United States Supreme Court’s ruling in the case of South Dakota v. Wayfair, Inc. on June 21, 2018 (the “Wayfair Decision”), the Company is now required to collect and remit state sales taxes on certain products sold in certain states. The Company, as of December 31, 2020, was licensed and collecting and remitting sales taxes in 44 states, the District of Columbia, 71 jurisdictions in the state of Colorado, and 64 parishes in the state of Louisiana. Colorado and Louisiana do not allow for the payment of sales taxes at the state level, rather these sales taxes must be remitted at the jurisdictional/parish level.

It is possible the Company will be required to begin collecting sales taxes in the six states where the Company currently does not collect sales taxes as these states issue new guidance and/or enact legislation as a result of the Wayfair Decision.

JM BULLION, INC.
Notes to Financial Statements (Continued)
December 31, 2020 and 2019

9.	Company Formation and Capital Activity

In 2017, the Company formed a special purpose wholly owned subsidiary named CryptoIRA.com, Inc. The newly formed subsidiary holds the website CryptoIRA.com. This website serves as an intermediary platform for end users to invest funds from their Individual Retirement Accounts and 401-K accounts into the cryptocurrency market, and for third-party providers who perform all custodial, cryptocurrency trading, and electronic wallet activities and services for end users. Service fees are earned by the Company for providing this intermediary platform.

In 2018, the Company sold all assets of CryptoIRA.com to an unrelated third-party. As a result of this sale, the Company no longer has any business activity of the kind it engaged in through CryptoIRA.com.

In 2018, the Company formed a wholly owned subsidiary named Goldline Metal Buying Corp. The business purpose for Goldline Metal Buying Corp. is to purchase precious metals from customers of Goldline, Inc., an indirectly wholly owned subsidiary of A Mark Precious Metal’s Inc., a related party. The arrangement with Goldline, Inc. was terminated on July 1, 2019, and the Company no longer purchases precious metals from customers of Goldline, Inc.

On October 7, 2020, the Company repurchased 220 common shares of stock from one of its shareholders for $790,000. After the repurchase of these shares, the Company had 27,454 shares of common stock outstanding.

On December 2, 2020, the Company and A-Mark Precious Metals, Inc. (“A-Mark”) executed a Stock Purchase Term Sheet providing for the acquisition of all outstanding common stock of the Company not currently owned by A-Mark. The Company and A-Mark currently are engaged in due diligence and the drafting of definitive agreements related to the potential transaction. While there can be no assurance the transaction ultimately will close, if it does it likely will occur during the second quarter of 2021. Should the transaction close, the Company would become a wholly owned subsidiary of A-Mark.

2,800,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

D.A. Davidson & Co.

Roth Capital Partners

CIBC Capital Markets

            , 2021

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses (other than the underwriting discounts and commissions) payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$19,470
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Total	$79,470

Item 15. Indemnification of Directors and Officers

The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law, or the DGCL, grants each corporation organized thereunder the power to “indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.”

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations or the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Article Seven of the Company’s amended and restated certificate of incorporation, provides that except as otherwise provided by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Article Eight of the Company’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, the Company shall indemnify any current or former director or officer of the Company and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Company against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 16. Exhibits

See Exhibit Index immediately preceding the signature page.

II-1

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)          That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)          If and when applicable, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

1.1	Form(s) of Underwriting Agreement with respect to Debt Securities.*

1.2	Form of Underwriting Agreement with respect to Preferred Stock.*

1.3	Form of Underwriting Agreement with respect to Common Stock.*

3.1	Amended and Restated Certificate of Incorporation of A-Mark Precious Metals, Inc. Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1/A; Registration No. 333-192260.†

3.6	Amended and Restated Bylaws of A-Mark Precious Metals, Inc. Incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1/A; Registration No. 333-192260. †

4.1	Form of Indenture. †

4.2	Form(s) of Debt Securities.*

4.3	Certificate of Designation of Preferred Stock.*

4.4	Form of Preferred Stock Certificate.*

4.5	Form of Warrant Agreement (including form of warrant).*

4.6	Form of Unit Agreement (including form of unit certificate).*

4.7	Form of Purchase Contract (including form of related security certificate).*

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.‡

23.1	Consent of Kramer Levin Naftalis & Frankel LLP (included as part of Exhibit 5.1).‡

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Cantrell & Associates.

24.1	Power of attorney (included on signature page to the initial filing of this registration statement on September 25, 2020).†

25.1	Statement of Eligibility of Trustee on Form T-1.**

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

†	Previously filed.

‡	Previously filed, with an updated version to be filed by amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

**	If applicable, to be filed subsequent to the effectiveness of this registration statement pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in El Segundo, State of California, on February 24, 2021.

A-MARK PRECIOUS METALS, INC.

By:	/s/ Gregory N. Roberts
Name:	Gregory N. Roberts
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on February 24, 2021 in the capacities indicated.

Signature	Title

/s/ Gregory N. Roberts	Chief Executive Officer and Director
Gregory N. Roberts	(Principal Executive Officer)

*	Chairman of the Board
Jeffrey D. Benjamin

*	Chief Financial Officer
Kathleen Simpson-Taylor	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Jess M. Ravich

*	Director
John U. Moorhead

*	Director
Ellis Landau

*	Director
Beverley Lepine

*By:
/s/ Gregory N. Roberts
Gregory N. Roberts Attorney-in-Fact